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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)	1-13515 (Commission file number)	25-0484900 (IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 2. Acquisition or Disposition of Assets.

        In June 2004 Forest Oil Corporation (Forest) acquired The Wiser Oil Company (Wiser) for total cash consideration of approximately $171 million and the assumption of approximately $163 million of Wiser's debt including existing notes and amounts outstanding under its credit facility. The acquisition was funded by borrowings under Forest's credit facilities, the net proceeds from a common stock offering and internally generated cash.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

          See "Index to Financial Statements—Financial Statements of The Wiser Oil Company" on page F-1.

  (b)
  Pro Forma Financial Information.

          See "Index to Financial Statements—Financial Statements of Forest Oil Corporation" on page F-1.

  (c)
  Exhibits.

          The following exhibit is filed with this Current Report on Form 8-K/A:

Exhibit	Description
23.1	Consent of Ernst & Young LLP

2

INDEX TO FINANCIAL STATEMENTS

Page
FINANCIAL STATEMENTS OF THE WISER OIL COMPANY:
CONSOLIDATED FINANCIAL STATEMENTS OF THE WISER OIL COMPANY AS OF MARCH 31, 2004 AND DECEMBER 31, 2003, AND FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)	F-2
CONSOLIDATED FINANCIAL STATEMENTS OF THE WISER OIL COMPANY AS OF DECEMBER 31, 2003 AND 2002 AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001	F-19
FINANCIAL STATEMENTS OF FOREST OIL CORPORATION:
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF FOREST OIL CORPORATION AS OF MARCH 31, 2004 AND FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND YEAR ENDED DECEMBER 31, 2003	F-58

THE WISER OIL COMPANY
CONSOLIDATED FINANCIAL STATEMENTS OF THE WISER OIL COMPANY AS OF MARCH 31, 2004 AND DECEMBER 31, 2003, AND FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED):
Consolidated Balance Sheets at March 31, 2004 and December 31, 2003	F-3
Consolidated Statements of Income for the three months ended March 31, 2004 and March 31, 2003	F-4
Consolidated Statements of Comprehensive Income for the three months ended March 31, 2004 and March 31, 2003	F-5
Consolidated Statements of Changes in Stockholders' Equity for the three months ended March 31, 2004	F-6
Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and March 31, 2003	F-7
Notes to Consolidated Financial Statements	F-8

THE WISER OIL COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2004	December 31, 2003
	(000's)
ASSETS
Current Assets
Cash and cash equivalents	$5,123	$1,442
Accounts receivable	15,721	13,551
Inventories	567	270
Prepaid expenses	1,613	1,141

Total current assets	23,024	16,404

Property and Equipment, at cost:
Oil and gas properties (successful efforts method)	432,884	422,084
Other properties	4,320	4,299

	437,204	426,383
Accumulated depreciation, depletion and amortization	(227,031)	(220,222)

Net property and equipment	210,173	206,161
Other Assets	1,870	2,031

	$235,067	$224,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$18,380	$18,999
Fair value of derivatives	8,404	4,447
Accrued liabilities	12,431	6,584

Total current liabilities	39,215	30,030

Pension Liability	2,563	2,566
Long-term Debt	160,355	154,196
Asset Retirement Obligation	7,182	7,008
Stockholders' Equity:
Common stock - $.01 par value; shares authorized - 30,000,000; shares issued - 15,646,211 at March 31, 2004 and December 31, 2003; shares outstanding - 15,470,007 at March 31, 2004 and December 31, 2003	156	156
Paid-in capital	66,677	66,677
Retained earnings	(42,272)	(37,951)
Accumulated other comprehensive income	3,519	4,242
Treasury stock - 176,204 shares at cost at March 31, 2004 and December 31, 2003	(2,328)	(2,328)

Total stockholders' equity	25,752	30,796

	$235,067	$224,596

The notes to financial statements included in the Consolidated Financial Statements of The Wiser Oil Company as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 included in this report on Form 8-K/A are an integral part of these financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Revenues:
Oil and gas sales	$28,398	$30,630
Interest income	35	13
Other	—	555

	28,433	31,198

Costs and Expenses:
Operating costs	9,222	7,196
Production taxes	906	1,132
Loss on derivatives	5,719	7,308
Depreciation, depletion and amortization	8,797	7,643
Exploration	1,730	3,626
General and administrative	2,805	2,292
Interest expense	3,575	3,551

	32,754	32,748

Income (Loss) Before Income Taxes	(4,321)	(1,550)
Income Tax Expense (Benefit)	—	(441)

Net Income (Loss) Before Cumulative Effect of Accounting Change	(4,321)	(1,109)
Cumulative Effect of Accounting Change, net of tax	—	5,238

Net Income (Loss) Before Preferred Dividends and Amortization	(4,321)	4,129
Preferred dividends	—	(432)
Amortization of preferred stock discount	—	(1,481)

Net Income (Loss) Available to Common Stock	$(4,321)	$2,216

Earnings (Loss) Per Share:
Basic:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(0.28)	$(0.32)
Cumulative Effect of Accounting Change, net of tax	—	0.55

Net Income (Loss)	$(0.28)	$0.23

Diluted:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(0.28)	$(0.32)
Cumulative Effect of Accounting Change, net of tax	—	0.55

Net Income (Loss)	$(0.28)	$0.23

Weighted average shares outstanding (000's):
Basic	15,470	9,474

Diluted	15,962	15,356

The notes to financial statements included in the Consolidated Financial Statements of The Wiser Oil Company as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 included in this report on Form 8-K/A are an integral part of these financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Net income (loss)	$(4,321)	$4,129
Other comprehensive income (loss):
Foreign currency translation adjustment	(723)	5,110

Comprehensive income (loss)	$(5,044)	$9,239

The notes to financial statements included in the Consolidated Financial Statements of The Wiser Oil Company as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 included in this report on Form 8-K/A are an integral part of these financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Three Months Ended March 31, 2004

	Shares	Amount
	(000's)
Common stock, $0.01 par value:
Balance at beginning and end of period	15,646	156

Paid-in capital
Balance at beginning and end of period		66,677

Retained Earnings:
Balance at beginning of period		(37,951)
Net Income (loss)		(4,321)

Balance at end of period		(42,272)

Accumulated other comprehensive income:
Balance at beginning of period		4,242
Foreign currency translation adjustment		(723)

Balance at end of period		3,519

Treasury Stock:
Balance at beginning and end of period	(176)	(2,328)

Total Stockholders' Equity	15,470	$25,752

The notes to financial statements included in the Consolidated Financial Statements of The Wiser Oil Company as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 included in this report on Form 8-K/A are an integral part of these financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Cash Flows from Operating Activities:
Net income (loss)	$(4,321)	$4,129
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation, depletion and amortization	8,797	7,643
Cumulative effect of an accounting change, net of tax	—	(5,238)
Deferred income taxes	—	(441)
Gains on sales of property	—	(491)
Property impairments and abandonments	928	1,131
Non-cash loss on derivative value	3,957	668
Amortization of other assets	170	178
Other changes
Accounts receivable	(2,235)	(7,554)
Inventories	(318)	35
Prepaid expenses	(483)	(910)
Accounts payable	(574)	8,939
Accrued liabilities	5,845	2,593
Asset retirement obligation	(85)	—

Operating Cash Flows	11,681	10,682

Cash Flows from Investing Activities:
Capital expenditures	(14,440)	(14,634)
Proceeds from sales of property and equipment	—	881

Investing Cash Flows	(14,440)	(13,753)

Cash Flows from Investing Activities:
Net borrowing (repayments) of long-term debt	6,313	3,998
Preferred dividends	—	(221)

Financing Cash Flows	6,313	3,777

Effect of exchange rate changes on Cash and cash equivalents	127	188

Net Increase in Cash and Cash Equivalents	3,681	894
Cash and Cash Equivalents beginning of period	1,442	3,590

Cash and Cash Equivalents, end of period	$5,123	$4,484

The notes to financial statements included in the Consolidated Financial Statements of The Wiser Oil Company as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 included in this report on Form 8-K/A are an integral part of these financial statements.

THE WISER OIL COMPANY

Notes to Financial Statements

Note 1. Basis of Presentation

Presentation

        In the opinion of management, the unaudited consolidated financial statements of The Wiser Oil Company (the "Company") as of March 31, 2004 and for the three month periods ended March 31, 2004 and 2003 include all adjustments and accruals, consisting only of normal, recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). These consolidated financial statements should be read in connection with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Stock-Based Compensation

        The Company accounts for stock-based compensation granted under it's long-term incentive plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Stock-based compensation expenses associated with option grants were not recognized in the net (loss) income of the three month periods ended March 31, 2004 and 2003, as all options granted had exercise prices equal to the market value of the underlying common stock on the dates of grant. The following table illustrates the effect on net income (loss) and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" to stock-based employee compensation (in thousands, except per share data):

	Three months ended March 31,
	2004	2003
Net income (loss) available to common stock — as reported	$(4,321)	$2,216
Pro forma stock-based employee compensation expenses net of income taxes	(52)	(20)

Net income (loss) available to common stock — pro forma	$(4,373)	$2,196

Basic earnings (loss) per share — as reported	$(0.28)	$0.23
Basic earnings (loss) per share — pro forma	$(0.28)	$0.23
Diluted earnings (loss) per share — as reported	$(0.28)	$0.23
Diluted earnings (loss) per share — pro forma	$(0.28)	$0.23

Asset Retirement Obligation

        Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations." The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. Periodic accretion of discount of the estimated liability is recorded in the income statement. Prior to adoption of SFAS No. 143, the Company had accrued for any estimated asset retirement obligation, net of estimated salvage value, as part of our calculation of depletion, depreciation and amortization. This method resulted in recognition of the obligation over the life of the property on a unit-of-production basis, with the estimated obligation netted in property cost as part of the accumulated depreciation, depletion and amortization balance. We have determined our asset retirement obligation by calculating the present value of estimated cash flows related to the liability.

        At January 1, 2003, the Company recorded a long-term liability for asset retirement obligation of $5.0 million, an increase in property cost of $3.7 million, a reduction of accumulated depreciation, depletion and amortization of $6.8 million and cumulative effect of accounting change gain, net of tax, of $5.2 million.

        The following table summarizes the changes in the Company's asset retirement obligation(in thousands):

	March 31, 2004	March 31, 2003
Beginning asset retirement obligations	$7,008	$4,974
New wells placed on production and changes in estimates	169	—
Acquisition liabilities assumed	—	—
Liabilities settled	(85)	—
Exchange rate effect	(49)	230
Accretion expense	139	106

Ending asset retirement obligations	$7,182	$5,310

        Accretion of discount expense is included in depreciation, depletion and amortization expense in the accompanying consolidated financial statements

Note 2. Derivative Instruments and Hedging Activities

        In 2001, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires that derivatives be reported on the balance sheet at fair value and, if the derivative is not designated as a hedging instrument, changes in fair value must be recognized in earnings in the period of change. None of the Company's derivative instruments at March 31, 2004 or March 31, 2003 were designated as hedges under the terms of SFAS No. 133. We recognized derivative losses of $5.7 million for the three months ended March 31, 2004 and derivative losses of $7.3 million for the three months ended March 31, 2003. At March 31, 2004, the fair value of derivatives was a liability of $8.4 million.

        As of May 11, 2004 the Company's derivative instruments were as follows:

Crude Oil:	Daily Volume	Price per Bbl
May 1, 2004 to June 30, 2004	1,000 Bbls	$27.50
May 1, 2004 to June 30, 2004(1)	1,000 Bbls	$30.00 Call
May 1, 2004 to June 30, 2004	1,000 Bbls	$28.56
July 1, 2004 to September 30, 2004(1)	1,000 Bbls	$31.25 Call
July 1, 2004 to September 30, 2004	1,000 Bbls	$28.25
July 1, 2004 to September 30, 2004	1,000 Bbls	$28.20
October 1, 2004 to December 31, 2004	1,000 Bbls	$29.60
October 1, 2004 to December 31, 2004(1)	1,000 Bbls	$33.00 Call
January 1, 2005 to March 31, 2005(2)	1,000 Bbls	$35.30 ceiling, $32.00 floor
Natural Gas:	Daily Volume	Price per MMBTU
May 1, 2004 to September 30, 2004(2)	5,000 MMBTU	$5.45 ceiling, $4.50 floor
May 1, 2004 to September 30, 2004(2)	5,000 MMBTU	$5.50 ceiling, $4.30 floor
May 1, 2004 to September 30, 2004(2)	5,000 MMBTU	$5.50 ceiling, $4.25 floor
May 1, 2004 to December 31, 2004	5,000 MMBTU	$4.70
May 1, 2004 to December 31, 2004	5,000 MMBTU	$5.00
October 1, 2004 to December 31, 2004(2)	5,000 MMBTU	$7.40 ceiling, $5.50 floor
January 1, 2005 to March 31, 2005(2)	5,000 MMBTU	$8.00 ceiling, $5.50 floor

(1)
These are "call" derivative instruments the Company sold and the Company will pay the difference between the actual market price and the call price only if the actual market price is above the call price. If the actual market price is equal to or below the call price, the Company does not pay or receive any settlement amount.

(2)
These are "collar" derivative instruments whereby the Company contracts to receive the actual market price if the actual market price is between the floor price and the ceiling price. If the actual market price is below or above the floor or ceiling prices, the Company will receive the floor price or ceiling price, as applicable.

        The Company is exposed to credit losses in the event of nonperformance by the counterparties of its financial instruments. Management has entered into contracts with numerous counterparties to reduce the Company's exposure to credit losses and anticipates that such counterparties will be able to fully satisfy their obligations under the contracts. As of March 31, 2004, the Company had posted $1.0 million in letters of credit as collateral with counterparties for the fair value of contracts outstanding.

Note 3. Employee Pension Plan

        The Company has a noncontributory defined benefit Pension Plan that was "frozen" in December 1998. Prior to December 11, 1998, retirement benefits were earned based on the employee's earnings, length of service and age at retirement. After December 11, 1998, additional retirement benefits based on length of service and earnings were discontinued for all employees. Contributions required to fund plan benefits are determined according to the Projected Unit Credit Method.

        Effective October 2000, the Pension Plan was amended to provide additional benefits by implementing a Cash Balance Plan for current employees only. The Cash Balance Plan is a noncontributory plan whereby the Company contributes an amount equal to 3% of an employee's salary to the Cash Balance Plan and the cash balance in each employee's account earns interest at a fixed rate of 6%. Any accumulated retirement benefits under the original retirement benefit formula were "rolled over" into the Cash Balance Plan for current employees.

        The net pension expense (included in general and administrative expense) and weighted average principal assumptions utilized in computing net pension expense were as follows (amounts in 000's):

	For the three months ended March 31,
	2004	2003
Service cost	$28	$28
Interest cost	169	169
Expected return on plan assets	(44)	(124)
Recognized loss (gain)	—	77

Net periodic pension cost (credit)	$153	$150

Discount rate	6.75%	6.75%
Rate of return on plan assets	8.50%	8.50%
Rate of increase in compensation levels	0.00%	0.00%

Note 4. Long-term Debt

        On May 21, 1997, the Company sold $125 million in principal amount of 9 1/2% Senior Subordinated Notes ("2007 Notes") due May 15, 2007, providing net proceeds to the Company of $120.9 million. The original issue price was 99.718%. The Company used the net proceeds from the sale of the 2007 Notes to repay all outstanding bank indebtedness and for general corporate purpose. The 2007 Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2002 at a redemption price of 104.75%, plus accrued interest to the date of redemption, and declining at the rate of 1.583% per year to May 15, 2005 and 100% thereafter.

        On May 21, 2001 the Company entered into an $80 million revolving credit facility with Union Bank of California, N.A as U.S. administrative agent, and National Bank of Canada, a Canadian administrative agent, among other lenders, which matures on May 21, 2005. The aggregate borrowing base under the revolving credit facility is $65 million and is allocated $45 million for general corporate purposes (Tranche A) and $20 million exclusively for acquisition of proved oil and gas properties (Tranche B). The $65 million aggregate borrowing base is allocated $20 million for Canadian borrowings and $45 million for U.S. borrowings. The aggregate borrowing base is re-determined by the banks semi-annually. At March 31, 2004, the Company had CDN $18.9 million (U.S. $14.4 million) of Canadian borrowings outstanding, $21.0 million of U.S. borrowings outstanding, and $1.0 million in letters of credit outstanding, leaving approximately $8.6 million available under the Tranche A portion of the Revolver. The Tranche B portion is fully available. Prior to May 2005, the maturity date of the revolving credit facility, the Company plans to amend the revolving credit facility to extend the maturity date. If unable to amend the existing revolving credit facility, the Company may enter into a new credit facility. There can be no assurance that the Company will be able to obtain an amendment to the existing credit facility or to enter into a new credit facility.

        In addition, the Company is required to maintain a minimum interest coverage ratio of 1.5 and a minimum working capital ratio (including unused borrowing base) of 1.10, as defined. At March 31, 2004, the working capital ratio was 1.06. Under the terms of the revolving credit facility, if the minimum working capital ratio is not maintained the Company has a 30 day remedy period, which expires on June 11, 2004. Management believes it is probable that the working capital ratio will be remedied within the 30 day period.

Note 5. Business Segment Information and Summary of Guaranties of 9 1/2% Senior Subordinated Notes

        In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which requires reporting of financial and descriptive information about a company's reportable operating segments. The Company has identified only one operating segment, which is the exploration for and production of oil and gas with sales made to domestic and Canadian energy customers.

        In May 1997, the Company issued $125 million aggregate principal amount of its 2007 Notes pursuant to an offering exempt from registration under the Securities Act of 1933. The notes are unsecured obligations of the Company, subordinated in right of payment to all existing and any future senior indebtedness of the Company. The notes rank pari passu with any future senior subordinated indebtedness and senior to any future junior subordinated indebtedness of the Company. The notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis by wholly owned subsidiaries of the Company (the "Subsidiary Guarantors"). At the time of the initial issuance of the notes, Wiser Oil Delaware, Inc., The Wiser Marketing Company, Wiser Delaware LLC, T.W.O.C., Inc. and The Wiser Oil Company of Canada were the Subsidiary Guarantors (the "Initial Subsidiary Guarantors"). Except for five wholly owned subsidiaries that are inconsequential to the Company on a consolidated basis, the Initial Subsidiary Guarantors comprise all of the Company's direct and indirect subsidiaries.

        In 1997, the assets of T.W.O.C., Inc. were sold and in 1999 the assets of The Wiser Marketing Company were sold. Wiser Oil Delaware, Inc. and Wiser Delaware LLC own 100% of the stock of The Wiser Oil Company of Canada, therefore the remaining Subsidiary Guarantors consist entirely of Canadian assets and are collectively referred to as Wiser Canada.

        Sections 13 and 15(d) of the Securities Exchange Act of 1934 require presentation of the following unaudited summarized financial information of the Subsidiary Guarantors. The Company has not presented separate financial statements and other disclosures concerning each Subsidiary Guarantor because management has determined that they are not material to investors. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors to the Company.

        The following schedules disclose information about the Company's geographic segments and guaranties of its 9 1/2% Senior Subordinated Notes.

Condensed Income Statement for the Quarter Ended March 31, 2004

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Revenues:
Oil and gas sales	$14,835	$13,563	$—	$28,398
Other	24	11	—	35

Total revenues	14,859	13,574	—	28,433

Costs and Expenses:
Operating costs and production taxes	4,460	4,762	—	9,222
Production taxes	906	—	906
Loss on derivatives	3,043	2,676	—	5,719
Depletion, depreciation and amortization	3,813	4,984	—	8,797
Exploration	411	1,319	—	1,730
General and administrative	2,146	659	—	2,805
Interest expense	3,388	187	—	3,575

Total expenses	18,167	14,587	—	32,754

Loss Before Income Taxes	(3,308)	(1,013)	—	(4,321)
Income Tax Benefit	—	—	—	—

Net Loss	$(3,308)	$(1,013)	$—	$(4,321)

Condensed Income Statement for the Quarter Ended March 31, 2003

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Revenues:
Oil and gas sales	$17,374	$13,256	$—	$30,630
Other	51	517	—	568

Total revenues	17,425	13,773	—	31,198

Costs and Expenses:
Operating costs and production taxes	3,939	3,257	—	7,196
Production taxes	1,132	1,132
Loss on derivatives	4,607	2,701	—	7,308
Depletion, depreciation and amortization	2,728	4,915	—	7,643
Exploration	1,270	2,356	—	3,626
General and administrative	1,675	617	—	2,292
Interest expense	3,326	225	—	3,551

Total expenses	18,677	14,071	—	32,748

Loss Before Income Taxes	(1,252)	(298)	—	(1,550)
Income Tax Benefit	—	(441)	—	(441)

Loss Before Cumulative Effect of Accounting Change	(1,252)	143	—	(1,109)
Cumulative Effect of Accounting Change, net of tax	2,757	2,481	—	5,238

Net Loss	$1,505	$2,624	$—	$4,129

Condensed Statement of Cash Flows for The Quarter Ended March 31, 2004

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Cash Flows From Operating Activities:
Net income (loss)	$(3,308)	$(1,013)	$—	$(4,321)
Add back reconciling items	6,401	7,451	—	13,852
Other changes	1,532	618	—	2,150

Operating Cash Flows	4,625	7,056	—	11,681

Cash Flows from Investing Activities:
Capital Expenditures	(5,329)	(9,111)	—	(14,440)
Proceeds from property sales	—	—	—	—

Investing Cash Flows	(5,329)	(9,111)	—	(14,440)

Cash Flows from Financing Activities:
Borrowings (repayments) of long-term debt	4,000	2,313	—	6,313
Other	—	—	—	—

Financing Cash Flows	4,000	2,313	—	6,313

Effect of exchange rate changes on Cash and cash equivalents	—	127	—	127

Net Increase in Cash and Cash Equivalents	3,296	385	—	3,681
Cash and Cash Equivalents, beginning of year	1,397	45	—	1,442

Cash and Cash Equivalents, end of year	$4,693	$430	$—	$5,123

Condensed Statement of Cash Flows for The Quarter Ended March 31, 2003

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Cash Flows From Operating Activities:
Net income (loss)	$(1,252)	$143	$—	$(1,109)
Add back reconciling items	3,206	4,814	—	8,020
Other changes	2,288	1,483	—	3,771

Operating Cash Flows	4,242	6,440	—	10,682

Cash Flows from Investing Activities:
Capital Expenditures	(5,114)	(9,520)	—	(14,634)
Proceeds from property sales	—	881	—	881

Investing Cash Flows	(5,114)	(8,639)	—	(13,753)

Cash Flows from Financing Activities:
Borrowings (repayments) of long-term debt	2,000	1,998	—	3,998
Other	(221)	—	—	(221)

Financing Cash Flows	1,779	1,998	—	3,777

Effect of exchange rate changes on Cash and cash equivalents	—	188	—	188

Net Decrease in Cash and Cash Equivalents	907	(13)	—	894
Cash and Cash Equivalents, beginning of year	2,222	1,368	—	3,590

Cash and Cash Equivalents, end of year	$3,129	$1,355	$—	$4,484

Condensed Balance Sheet March 31, 2004

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Assets:
Current assets	$13,497	$9,527	$—	$23,024
Net property and equipment	119,524	90,649	—	210,173
Other assets	82,021	—	(80,151)	1,870

Total Assets	$215,042	$100,176	$(80,151)	$235,067

Liabilities and Stockholders' Equity:
Current liabilities	$17,705	$21,510	$—	$39,215
Pension liability	2,563	—	—	2,563
Asset retirement obligation	2,722	4,460	—	7,182
Long-term debt	145,962	14,393	—	160,355
Stockholders' equity	46,090	59,813	(80,151)	25,752

Total Liabilities and Stockholders' Equity	$215,042	$100,176	$(80,151)	$235,067

Condensed Balance Sheet December 31, 2003

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Assets:
Current assets	$8,610	$7,794	$—	$16,404
Net property and equipment	118,205	87,956	—	206,161
Other assets	82,194	—	(80,163)	2,031

Total Assets	$209,009	$95,750	$(80,163)	$224,596

Liabilities and Stockholders' Equity:
Current liabilities	$12,464	$17,566	$—	$30,030
Pension liability	2,566	—	—	2,566
Asset retirement obligation	2,629	4,379	—	7,008
Long-term debt	141,953	12,243	—	154,196
Stockholders' equity	49,397	61,562	(80,163)	30,796

Total Liabilities and Stockholders' Equity	$209,009	$95,750	$(80,163)	$224,596

See other notes to financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Note 6. Net Income per Common Share

        Basic net income per common share is computed based on the weighted average shares of common stock outstanding. Net income per share computations to reconcile basic and diluted net income consist of the following (in thousands, except per share data):

	For the Quarter Ended March 31,
	2004	2003
Net income (loss) available to common stock	$(4,321)	$2,216
Plus: Income impact of assumed conversions:
Dividends and amortization on preferred stock	—	1,913

Net income (loss) available to common plus assumed conversions	$(4,321)	$4,129

Basic weighted average shares	15,470	9,474
Effect of dilutive securities
Convertible preferred stock	—	5,882
Warrants	365	—
Stock options	127	—

Diluted weighted average shares	15,962	15,356

Earnings (Loss) Per Share:
Basic:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(0.28)	$(0.32)
Cumulative Effect of Accounting Change, net of tax	—	0.55

Net Income (Loss)	$(0.28)	$0.23

Diluted:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(0.28)	$(0.32)
Cumulative Effect of Accounting Change, net of tax	—	0.55

Net Income (Loss)	$(0.28)	$0.23

Weighted average shares outstanding (000's)
Basic	15,470	9,474

Diluted	15,962	15,356

The effect of the dilutive securities for the three months ended March 31, 2004 and 2003 was antidilutive.

THE WISER OIL COMPANY

Report of Independent Auditors

The Board of Directors and Stockholders
The Wiser Oil Company

We have audited the accompanying consolidated balance sheets of The Wiser Oil Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of The Wiser Oil Company as of and for the year ended December 31, 2001, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated March 22, 2002.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Wiser Oil Company and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the Consolidated Financial Statements, on January 1, 2003, The Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

As discussed above, the consolidated financial statements of The Wiser Oil Company as of and for the year ended December 31, 2001, were audited by other auditors who have ceased operations. As described in Note 1, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 148, "Accounting for Stock Based Compensation—Transition and Disclosure," which was adopted by the Company as of December 31, 2002. Our audit procedures with respect to the disclosures in Note 1 for 2001 included (a) agreeing the as reported and pro forma net income (loss), as reported and pro forma basic earnings (loss) per share, and as reported and pro forma diluted earnings (loss) per share to the previously issued financial statements, (b) agreeing the pro forma stock-based employee compensation expense (including any related tax effects) determined under a fair value method for all awards to the Company's underlying records obtained from management, and (c) testing the mathematical accuracy of the reconciliation of pro forma net income to reported net income. In our opinion, the disclosures for 2001 in Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

ERNST & YOUNG LLP
Dallas, Texas February 27, 2004

Report of Independent Public Accountants

To the Shareholders of The Wiser Oil Company:

We have audited the accompanying consolidated balance sheets of The Wiser Oil Company (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Wiser Oil Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As explained in Note 1 to the financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging transactions.

ARTHUR ANDERSEN LLP
Dallas, Texas, March 22, 2002

Subsequent to the completion of the audit of the Company's 2001 financial statements, Arthur Andersen LLP was convicted of obstruction of justice charges relating to a federal investigation of Enron Corporation and ceased operations as a public accounting firm. Accordingly, the report of independent public accountants included above is a copy of a report previously issued by Arthur Andersen. Arthur Andersen has not reissued its report for inclusion in this document.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
	(000's except per share data)
Revenues:
Oil and gas sales	$107,346	$76,775	$80,344
Interest income	112	163	1,245
Gain on sales of properties	3,056	2,296	9,527
Other	(95)	253	454

	110,419	79,487	91,570

Costs and Expenses:
Operating costs and production taxes	30,555	30,023	28,404
Loss on derivatives	12,543	14,144	2,094
Depreciation, depletion and amortization	38,054	30,257	19,388
Property impairments	24,750	9,915	2,490
Exploration	13,449	21,317	7,542
General and administrative	10,435	9,558	8,082
Interest expense	14,517	14,328	13,364

	144,303	129,542	81,364

Income (Loss) Before Income Taxes	(33,884)	(50,055)	10,206
Income Tax Expense (Benefit)	(8,239)	(4,658)	158

Net Income (Loss) Before Cumulative Effect of Accounting Change	(25,645)	(45,397)	10,048
Cumulative Effect of Accounting Change, net of tax	5,238	—	—

Net Income (Loss) Before Preferred Dividends and Amortization	(20,407)	(45,397)	10,408
Preferred dividends	(700)	(1,750)	(1,460)
Amortization of preferred stock discount	(2,530)	(5,066)	(2,410)

Net Income (Loss) Available to Common Stock	$(23,637)	$(52,213)	$6,178

Earnings (Loss) Per Share:
Basic:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(2.21)	$(5.59)	$0.67
Cumulative Effect of Accounting Change, net of tax	.40	—	—

Net Income (Loss)	$(1.81)	$(5.59)	$0.67

Diluted:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(2.21)	$(5.59)	$0.67
Cumulative Effect of Accounting Change, net of tax	.40	—	—

Net Income (Loss)	$(1.81)	$(5.59)	$0.67

Weighted average shares outstanding (000's):
Basic	13,078	9,333	9,161

Diluted	15,599	15,217	14,323

The accompanying notes are an integral part of these consolidated financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
	(000's)
Net income(loss)	$(20,407)	$(45,397)	$10,048
Other comprehensive income (loss):
Foreign currency translation adjustment	14,263	948	(3,778)
Minimum pension liability adjustment	513	(2,069)	(2,183)
Net change in derivative fair value:
Cumulative effect of accounting change, net of tax	—	—	(3,083)
Change in derivative fair value	—	—	1,870
Reclassification adjustments — contract settlements	—	(802)	2,013

Comprehensive income (loss)	$(5,631)	$(47,320)	$4,887

THE WISER OIL COMPANY

CONSOLIDATED BALANCE SHEETS

December 31, 2003 and 2002

	2003	2002
	(000's)
ASSETS
Current Assets
Cash and cash equivalents	$1,442	$3,590
Accounts receivable	13,551	10,571
Inventories	270	299
Prepaid expenses	1,141	2,030

Total current assets	16,404	16,490

Property and Equipment, at cost:
Oil and gas properties (successful efforts method)	422,084	354,996
Other properties	4,299	3,961

	426,383	358,957
Accumulated depreciation, depletion and amortization	(220,222)	(155,744)

Net property and equipment	206,161	203,213
Other Assets	2,031	2,504

	$224,596	$222,207

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$18,999	$12,775
Fair value of derivatives	4,447	5,325
Dividends	—	441
Accrued liabilities	6,584	4,957

Total current liabilities	30,030	23,498

Pension Liability	2,566	3,299
Long-term Debt	154,196	152,516
Asset Retirement Obligation	7,008	—
Deferred Income Taxes	—	6,603
Commitments and Contingencies	—	—
Stockholders' Equity:
Series C convertible preferred stock - $10 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding at December 31, 2002 - at $25 liquidation value per share	—	10,000
Common stock - $.01 par value; shares authorized - 30,000,000; shares issued -15,646,211 at December 31, 2003 and 9,625,929 at December 31, 2002; shares outstanding - 15,470,007 at December 31, 2003 and 9,401,855 at December 31, 2002	156	96
Preferred stock discount, net of $7,476,000 amortization at December 31, 2002	—	(2,530)
Paid-in capital	66,677	56,536
Retained earnings	(37,951)	(14,314)
Accumulated other comprehensive income	4,242	(10,534)
Treasury stock - 176,204 shares at cost at December 31, 2003 and 224,104 shares at cost at December 31, 2002	(2,328)	(2,963)

Total stockholders' equity	30,796	36,291

	$224,596	$222,207

The accompanying notes are an integral part of these consolidated financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2003, 2002 and 2001

	2003		2002		2001
	Shares	Amount	Shares	Amount	Shares	Amount
	(000's)		(000's)		(000's)
Series C convertible preferred stock, $10 value:
Balance at beginning of period	1,000	$10,000	1,000	$10,000	600	$6,000
Converted to common stock	(1,000)	(10,000)
Issuance of preferred stock	—	—	—	—	400	4,000

Balance at end of period	—	—	1,000	10,000	1,000	10,000

Common stock, $0.01 par value:
Balance at beginning of period	9,626	96	9,467	94	9,209	92
Preferred stock converted to common	5,882	59	—	—	—	—
Common stock issued as preferred dividend	72	1	159	2	258	2
Stock options exercised	66	—	—	—	—	—

Balance at end of period	15,646	156	9,626	96	9,467	94

Preferred stock discount:
Balance at beginning of period		(2,530)		(7,596)		—
Issuance of preferred stock		—		—		(10,006)
Amortization of preferred stock discount		2,530		5,066		2,410

Balance at end of period		—		(2,530)		(7,596)

Paid-in capital
Balance at beginning of period		56,536		55,887		38,568
Issuance of preferred stock		—		—		6,000
Beneficial conversion option		—		—		9,192
Common stock issued as preferred dividend		221		649		1,314
Issuance of warrants		—		—		813
Preferred stock converted to common	—	9,941	—	—	—	—
Shares transferred to company pension plan		(350)		—		—
Stock options exercised		329		—		—

Balance at end of period		66,677		56,536		55,887

Retained Earnings:
Balance at beginning of period		(14,314)		37,899		31,721
Net Income (loss)		(20,407)		(45,397)		10,048
Dividends on preferred stock		(700)		(1,750)		(1,460)
Amortization of preferred stock discount		(2,530)		(5,066)		(2,410)

Balance at end of period		(37,951)		(14,314)		37,899

Accumulated other comprehensive income:
Balance at beginning of period		(10,534)		(8,611)		(3,450)
Foreign currency translation adjustment		14,263		948		(3,778)
Change in accrued pension		513		(2,069)		(2,183)
Net change in derivative fair value:
Cumulative effect of accounting change		—		—		(3,083)
Change in derivative fair value		—		—		1,870
Reclassification adjustments		—		(802)		2,013

Balance at end of period		4,242		(10,534)		(8,611)

Treasury Stock:
Balance of beginning of period	(224)	(2,963)	(224)	(2,963)	(176)	(2,729)
Shares transferred to company pension plan	48	635	—	—	—	—
Purchase of treasury stock	—	—	—	—	(48)	(234)

Balance at end of period	(176)	(2,328)	(224)	(2,963)	(224)	(2,963)

Total Stockholders' Equity	15,470	$30,796	9,402	$36,291	9,243	$84,710

The accompanying notes are an integral part of these consolidated financial statements.

THE WISER OIL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
	(000's)
Cash Flows from Operating Activities:
Net income (loss)	$(20,407)	$(45,397)	$10,048
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation, depletion and amortization	38,054	30,257	19,388
Cumulative effect of an accounting change, net of tax	(5,238)	—	—
Deferred income taxes	(8,239)	(4,658)	(58)
Gains on sales of property	(3,056)	(2,296)	(9,525)
Property impairments and abandonments	29,592	22,513	5,409
Pension funding	(309)	294	(2,183)
Non-cash loss on derivative value	(747)	4,923	400
Amortization of other assets	714	711	709
Other changes:
Restricted cash	—	—	992
Accounts receivable	(2,607)	3,710	2,340
Inventories	18	256	(135)
Prepaid expenses	917	1,113	(2,717)
Other assets	—	(56)	(435)
Accounts payable	4,582	1,090	(2,625)
Accrued liabilities	2,002	753	3,345
Asset retirement obligation	(373)	—	—

Operating Cash Flows	34,903	13,213	24,953

Cash Flows from Investing Activities:
Capital expenditures	(38,975)	(38,539)	(75,146)
Proceeds from sales of property and equipment	3,959	8,342	219

Investing Cash Flows	(35,016)	(30,197)	(74,927)

Cash Flows from Financing Activities:
Net borrowing (repayments) of long-term debt	(1,564)	8,735	19,036
Deferred financing costs	(168)	—	—
Stock options exercised	329	—	—
Preferred stock issued, net of issuance costs	—	—	10,000
Common stock issued	—	—	25
Warrants for common stock issued	—	—	6
Treasury stock purchased	—	—	(234)
Preferred dividends	(921)	(879)	(221)

Financing Cash Flows	(2,324)	7,856	28,612

Effect of exchange rate changes on Cash and cash equivalents	289	59	(123)

Net Decrease in Cash and Cash Equivalents	(2,148)	(9,069)	(21,485)
Cash and Cash Equivalents beginning of year	3,590	12,659	34,144

Cash and Cash Equivalents, end of year	$1,442	$3,590	$12,659

The accompanying notes are an integral part of these consolidated financial statements.

THE WISER OIL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002 and 2001

1. Summary of Significant Accounting Policies

        a.  Principles of Consolidation—The consolidated financial statements include the accounts of The Wiser Oil Company ("Company"), a Delaware corporation, and its wholly owned subsidiaries: The Wiser Oil Company of Canada ("Wiser Canada"), The Wiser Marketing Company (inactive), and T.W.O.C., Inc. (inactive). Wiser Canada was formed in 1994 to conduct the Company's Canadian activities. Prior to the formation of Wiser Canada, the Company's oil and gas operations were conducted primarily in the United States. Intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to conform prior years' amounts to current presentation.

        b.  Risks and Uncertainties—The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("U.S.") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        c.  Cash and Cash Equivalents—Cash equivalents consist of short-term investments maturing in three months or less from the date of acquisition. These investments of $2.8 million at December 31, 2003 and $3.3 million at December 31, 2002 are recorded at cost plus accrued interest, which approximates market.

        d.  Concentration of Credit Risk and Accounts Receivable—Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents, accounts receivable, and its derivative financial instruments. The Company places its cash with reputable commercial banks and its derivative financial instruments with financial institutions and other firms that management believes have high credit ratings. For a discussion of the credit risks associated with the Company's derivative instruments, see "Derivative Instruments" below. Substantially all of the Company's accounts receivable are due from purchasers of oil and gas and such receivables seldom extend beyond 60 days. Oil and gas sales are generally unsecured. The Company performs ongoing review with respect to the collectibility of accounts receivable and credit losses consistently have been within management's expectations. Accounts receivable are presented net of the related allowance for doubtful accounts, which totaled $154,000 and $686,000 at December 31, 2003 and 2002, respectively.

        e.  Inventories—Oil and natural gas product inventories are recorded at the lower of average cost or market. Materials and supplies are recorded at the lower of average cost or market.

        f.  Financial Instruments—The following table sets forth the book value and estimated fair values of financial instruments at December 31, 2003 and 2002, respectively (000's):

	2003		2002
	Book Value	Fair Value	Book Value	Fair Value
Floating-rate debt	$29,243	$29,243	$27,768	$27,768
Fixed-rate debt	124,953	123,750	124,748	93,750
Net derivative liability	(4,447)	(4,447)	(5,325)	(5,325)

        The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate book value due to the short maturities of these instruments. The fair value of the fixed-rate debt was based on quoted market prices of the Company's fixed-rate debt at

December 31, 2003 and 2002, respectively. For a discussion of the Company's derivative instruments, see "Derivative Instruments" below.

        g.  Oil and Gas Properties—The Company is engaged in the exploration for and development of oil and gas in the United States and Canada. The Company follows the successful efforts method of accounting for its oil and gas properties. Under this method of accounting, all costs of property acquisitions and exploratory wells are initially capitalized. If a well is unsuccessful, the capitalized costs of drilling the well, net of any salvage value, are charged to expense. If a well finds oil and gas reserves that cannot be classified as proved within a year after discovery, the well is assumed to be impaired and the capitalized costs of drilling the well, net of any salvage value, are charged to expense. The capitalized costs of unproven properties are periodically assessed to determine whether their value has been impaired below the capitalized cost, and if such impairment is indicated, a loss is recognized. The Company considers such factors as exploratory drilling results, future drilling plans and the lease expiration terms when assessing unproved properties for impairment. Geological and geophysical costs and the costs of retaining undeveloped properties are expensed as incurred. Expenditures for maintenance and repairs are charged to expense, and renewals and betterments are capitalized. Upon disposal, the asset and related accumulated depreciation, depletion and amortization are removed from the accounts, and any resulting gain or loss is reflected currently in income.

        Long-lived assets are assessed for possible impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires the Company to assess the need for an impairment of capitalized costs of proved oil and gas properties and the costs of wells and related equipment and facilities on a property-by-property basis. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment is recognized to the extent that net capitalized costs exceed the estimated fair value of the property. Fair value of the property is estimated by the Company using the present value of future cash flows discounted at 10%.

        The following expected future prices were used to estimate future cash flows to assess properties for impairment:

	Prices starting after December 31,
	2003	2002	2001
Oil Price per barrel:
Year 1	$30.00	$28.50	$20.50
Year 2	29.00	27.50	21.50
Year 3	28.00	27.00	23.00
Thereafter	27.00	27.00	Escalated 3%
Maximum	N/A	N/A	29.00
Gas Price per MMBTU:
Year 1	$5.25	$4.50	$2.50
Year 2	5.00	4.50	3.00
Year 3	4.75	4.50	3.25
Thereafter	4.50	4.50	Escalated 3%
Maximum	N/A	N/A	3.50

        Oil and gas expected future price estimates were based on NYMEX future prices at each year-end. Expected future prices were escalated if such prices were unusually low at year-end compared to historical averages, or expected future prices were reduced if such prices were unusually high at year-end compared to historical averages. These prices were applied to production profiles developed by the Company's engineers using proved developed and undeveloped and risk-adjusted probable reserves at December 31, 2003, 2002 and 2001, respectively. The Company's price assumptions may change from year to year based on current industry conditions and the Company's future plans. During 2003, 2002 and 2001, the Company recognized impairments of certain U.S. and Canadian properties of $24.8 million, $9.9 million and $2.5 million respectively, primarily due to declines in reserve quantities. The impairments were determined based on the difference between the carrying value of the assets and the present value of future cash flows discounted at 10%. It is reasonably possible that a change in reserve or price estimates could occur in the near term and adversely impact management's estimate of future cash flows and, consequently, the carrying value of properties.

        h.  Depreciation, Depletion and Amortization ("DD&A")—DD&A of the capitalized costs of producing oil and gas properties are computed for individual properties using the units-of-production method based on proved reserves. Other properties consist primarily of computer systems, vehicles and office equipment and depreciation is computed generally using the straight-line method over the estimated useful lives of these assets which range from 5 to 10 years.

        i.  Derivative Instruments—In 2001, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires that derivatives be reported on the balance sheet at fair value and, if the derivative is not designated as a hedging instrument, changes in fair value must be recognized in earnings in the period of change. If the derivative is designated and qualifies as a hedge and to the extent such hedge is determined to be effective, changes in fair value are reported as a component of other comprehensive income in the period of change, and subsequently recognized in earnings when the offsetting hedged transaction occurs. The change in fair value, to the extent the hedge is determined to be ineffective, is recorded currently in earnings. The definition of derivatives has also been expanded to include contracts that require physical delivery of oil and gas if the contract allows for net cash settlement.

        During 2003, 2002 and 2001, the Company entered into various forward sale agreements, price swap agreements and price collar agreements to limit the Company's exposure to price fluctuations. Oil and gas sales in the accompanying Consolidated Statements of Income are adjusted for the effects of derivative transactions that qualify as effective hedges under SFAS No. 133 when the underlying hedged production is sold. Adjustments to oil and gas sales from the Company's hedging activities resulted in an increase in oil and gas revenues of $.8 million in 2002 and $4.5 million in 2001. The Company had no designated hedges under SFAS No. 133 during 2003. The Company recognized a loss on derivatives not designated as hedges of $12.5 million, $14.1 million and $2.1 million in 2003, 2002 and 2001, respectively. At December 31, 2003, the fair value of derivatives was a liability of $4.4 million.

        As of December 31, 2003 the Company's derivative arrangements were as follows:

Crude Oil:	Daily Volume	Prices per Bbl
January 1, 2004 to February 29, 2004(2)	1,000 Bbls	$34.00 ceiling, $31.00 floor
March 1, 2004 to March 31, 2004(2)	1,000 Bbls	$33.00 ceiling, $30.00 floor
January 1, 2004 to March 31, 2004	1,000 Bbls	$28.00
January 1, 2004 to March 31, 2004	1,000 Bbls	$27.75
January 1, 2004 to March 31, 2004(1)	1,000 Bbls	$30.40 Call
April 1, 2004 to June 30, 2004	1,000 Bbls	$27.50
April 1, 2004 to June 30, 2004(1)	1,000 Bbls	$30.00 Call
April 1, 2004 to June 30, 2004	1,000 Bbls	$28.56
July 1, 2004 to September 30, 2004(1)	1,000 Bbls	$31.25 Call
July 1, 2004 to September 30, 2004	1,000 Bbls	$28.25
July 1, 2004 to September 30, 2004	1,000 Bbls	$28.20
October 1, 2004 to December 31, 2004	1,000 Bbls	$28.00
Natural Gas:	Daily Volume	Price per MMBTU
January 1, 2004 to March 31, 2004(2)	5,000 MMBTU	$10.25 ceiling, $5.00 floor
January 1, 2004 to March 31, 2004(2)	5,000 MMBTU	$8.00 ceiling, $6.00 floor
January 1, 2004 to March 31, 2004	5,000 MMBTU	$6.03
January 1, 2004 to March 31, 2004	5,000 MMBTU	$5.35
January 1, 2004 to March 31, 2004	5,000 MMBTU	$5.37
January 1, 2004 to March 31, 2004(2)	5,000 MMBTU	$7.15 ceiling, $4.75 floor
April 1, 2004 to September 30, 2004(2)	5,000 MMBTU	$5.45 ceiling, $4.50 floor
April 1, 2004 to September 30, 2004(2)	5,000 MMBTU	$5.50 ceiling, $4.30 floor
April 1, 2004 to September 30, 2004(2)	5,000 MMBTU	$5.50 ceiling, $4.25 floor
April 1, 2004 to December 31, 2004	5,000 MMBTU	$4.70
April 1, 2004 to December 31, 2004	5,000 MMBTU	$5.00

  (1)
  These are "call" derivative instruments the Company sold and the Company will pay the difference between the actual market price and the call price only if the actual market price is above the call price. If the actual market price is equal to or below the call price, the Company does not pay or receive any settlement amount.

  (2)
  These are "collar" derivative instruments whereby the Company will receive the actual market price if the actual market price is between the floor price and the ceiling price. If the actual market price is below the floor price or above the ceiling price, the price received by the Company will be limited to the floor price or ceiling price, respectively.

        The Company is exposed to credit losses in the event of nonperformance by the counterparties of its financial instruments. Management anticipates, however, that such counterparties will be able to fully satisfy their obligations under the contracts. Collateral or other security to support financial instruments subject to credit risk is not required but management monitors the credit standing of the counterparties.

        j.  Revenue Recognition—Oil and gas revenues are accounted for using the sales method. Under this method, sales are recorded on all production sold by the Company. Imbalances result when sales differ from the seller's net revenue interest in the particular property's reserves and are tracked to reflect the Company's balancing position. The Company's net imbalance position is not material at December 31, 2003 and 2002.

        k.  Foreign Currency Translation—The functional currency of Wiser Canada is the Canadian dollar. In accordance with SFAS No. 52, "Foreign Currency Translation," Wiser Canada's financial statements have been translated from Canadian dollars to U.S. dollars with a cumulative translation adjustment gain of $8.1 million for 2003 and a cumulative translation adjustment loss of $6.1 million and $7.1 million for 2002 and 2001, respectively, classified in Stockholders' Equity.

        l.  Comprehensive Income—In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income includes net income and other comprehensive income, which includes, but is not limited to, unrealized gains and losses for marketable securities and future contracts, foreign currency translation adjustments, minimum pension liability adjustments, and effective January 1, 2001, unrealized gains and losses on certain derivative financial instruments

        m.  Stock Options—The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," in accounting for its employee stock options. Under APB No. 25, if the exercise price of an employee's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," in 1996, as amended by SFAS No. 148. SFAS No. 123 requires companies that elect to continue applying the provisions of APB No. 25 to provide pro forma disclosures for employee stock compensation awards as if the fair value-based method defined in SFAS No. 123 had been applied. See Note 12.

        The following table illustrates the effect on net income (loss) and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 instead of APB No. 25's intrinsic value method to account for stock-based employee compensation (in thousands, except per share data):

	2003	2002	2001
Net income (loss) available to common stock—as reported	$(23,637)	$(52,213)	$6,178
Pro forma stock-based employee compensation expenses, net of income taxes	118	631	257

Net income (loss) available to common stock—pro forma	$(23,755)	$(52,844)	$5,921

Basic earnings (loss) per share—as reported	$(1.81)	$(5.59)	$0.67
Basic earnings (loss) per share—pro forma	$(1.82)	$(5.66)	$0.65
Diluted earnings (loss) per share—as reported	$(1.81)	$(5.59)	$0.67
Diluted earnings (loss) per share—pro forma	$(1.82)	$(5.66)	$0.65

        The fair value for these options was estimated at the date of grant using the Black-Scholes option valuation model, with the following weighted average assumptions for the 2003, 2002 and 2001 grants: a risk-free interest rate of 3.92 in 2003, 5.14 in 2002 and 5.0% in 2001; a dividend yield of 0% in all years; and a volatility factor of 29.9% in 2003, 31.0% in 2002 and 27.7% in 2001. In addition, the fair value of these options was estimated based on an expected life of ten years.

        n.  Recent Accounting Pronouncements. On January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." Prior to SFAS No. 145, gains or losses on the early extinguishment of debt were required to be classified in a company's statements of income as extraordinary gains or losses, net of associated income taxes, after the determination of income or loss from continuing operations. SFAS No. 145 requires, except in the case of events or transactions of a highly unusual and infrequent nature, that gains or losses from the early extinguishment of debt be classified as components of a company's income or loss from continuing operations. The adoption of the provisions of SFAS No. 145 did not affect the Company's financial position or reported financial results.

        The Company also adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," in 2003. This statement establishes accounting and reporting standards that are effective for exit or disposal activities beginning after December 31, 2002, which require that a liability be recognized for an exit or disposal activity when that liability is incurred. The adoption of SFAS No. 146 had no effect on the Company's financial statements.

        In January 2003, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirement for Guarantees, including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires an entity to recognize a liability for the obligations it has undertaken in issuing a guarantee. This liability would be recorded at the inception of a guarantee and would be measured at fair value. Certain guarantees are excluded from the measurement and disclosure provisions while certain other guarantees are excluded from the measurement provisions of the interpretation. The adoption of the statement in 2003 had no effect on the Company's financial statements.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which was modified in December 2003. FIN 46 requires an entity to consolidate a variable interest entity if it is designated as the primary beneficiary of that entity even if the entity does not have a majority of voting interests. A variable interest entity is generally defined as an entity whose equity is unable to finance its activities or where the owners of the entity lack the risks and rewards of ownership. The Company is not the primary beneficiary of any variable interest entities, and accordingly, the adoption of FIN 46 is not expected to have a material effect on the Company's financial statements when adopted.

        The Company has been made aware of an issue that has arisen in the industry regarding the application of certain provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," to companies in the extractive industries, including oil and gas exploration and production companies. The issue is whether the provisions of SFAS No. 141 and SFAS No. 142 require companies to classify costs associated with mineral rights, including both proved and unproved lease acquisition costs, as intangible assets on the balance sheet, apart from other capitalized oil and gas property costs. Historically, the Company has included oil and gas lease acquisition costs as a component of oil and gas properties. Also under consideration is whether SFAS No. 142 requires companies to provide additional disclosures prescribed by SFAS No. 142 for intangible assets for costs associated with mineral rights. In the event it is determined that costs associated with mineral rights are required to be classified as intangible assets, a substantial portion of the Company's capitalized oil and gas property costs would be separately classified on our balance sheet as intangible assets. The reclassification of these amounts would not affect the method in which such costs are amortized or the manner in which the Company assesses impairment of capitalized costs. As a result, net income would not be affected by the reclassification if it were to occur. As of December 31, 2003, the Company had $55.3 million in capitalized leasehold costs, net of accumulated depletion.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 provides criteria for when a contract with an initial net investment should be classified as a derivative, as discussed in SFAS No. 133. In addition, SFAS No. 149 clarifies circumstances requiring special reporting in the statement of cash flows for a derivative with a financing component. SFAS No. 149 was effective on a prospective basis for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. This amendment had no impact on our financial condition or results of operations.

        In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. We adopted the new rules on asset retirement obligations on January 1, 2003. Prior to January 1, 2003, we had provided for future abandonment costs by accruing estimated amounts as a component of Accumulated DD&A in the accompanying Consolidated Balance Sheets. At January 1, 2003 we recorded a long-term liability for asset retirement obligation of $5.0 million, an increase in property cost of $3.7 million, a reduction of accumulated depreciation, depletion and amortization of $6.8 million and a cumulative effect of accounting change gain, net of tax, of $5.2 million.

        The following pro forma data summarizes the Company's net income and net income per share for the years ended December 31, 2003, 2002 and 2001 as if the Company had adopted the provisions of

SFAS No. 143 on December 31, 2000, including aggregate pro forma asset retirement obligations on that date of $ 1.6 million.

	For the Year Ended December 31,
	2003	2002	2001
	(In thousands except per share amounts)
Net income (loss) available to Common Stock, as reported	$(23,637)	$(52,213)	$6,178
Pro forma adjustments to reflect retroactive adoption of SFAS No. 143, net of tax	342	902	1,455

Pro forma net income	$(23,295)	$(51,311)	$7,633

Basic earnings (loss) per share—as reported	$(1.81)	$(5.59)	$0.67

Basic earnings (loss) per share—pro forma	$(1.78)	$(5.50)	$0.83

Diluted earnings (loss) per share—as reported	$(1.81)	$(5.59)	$0.67

Diluted earnings (loss) per share—pro forma	$(1.78)	$(5.50)	$0.80

        The following table summarizes the changes in the Company's total estimated liability (000's):

	For the Year Ended December 31,
	2003	2002	2001
Beginning asset retirement obligations	$4,974	$4,261	$562
Cumulative effect adjustment	—	—	1,009
New wells placed on production and changes in estimates	751	496	2,666
Acquisition liabilities assumed	—	—	—
Liabilities settled	(366)	(223)	(23)
Exchange rate effect	695	36	(93)
Accretion expense	954	404	140
Ending asset retirement obligations	$7,008	$4,974	$4,261

2. Impact of Enron Bankruptcy

        Enron declared bankruptcy on December 2, 2001 and on December 31, 2001 Enron owed the Company $1,688,000 in unpaid settlements of its hedging contracts for the months of November and December 2001. In addition, the claim amount against Enron of the Company's forward hedging contracts for the year 2002, calculated using then existing commodity prices, was $5.2 million. Based on the uncertainty of collecting either of these amounts from Enron, the Company decided to write-off the full amount of $6.9 million at December 31, 2001. Other comprehensive income included unrealized gains of $0.8 million at December 31, 2001, on certain derivatives with Enron which were accounted for as cash flow hedges. These gains were reclassified into oil and gas revenues over the original hedge period during 2002. A secondary market for the purchase and sale of claims against ENA and Enron Corporation has developed. Periodically, the Company has had discussions with market participants to sell its claims but none are active presently. Enron has filed a Plan of Reorganization for itself and affiliates which is set for a confirmation hearing. If confirmed, the Company should receive, in a combination of cash, stock and other considerations, in the range of $1.0 to $1.5 million on its claims beginning in late summer 2004.

3. Acquisition of Invasion Energy Inc.

        On May 22, 2001, the Company acquired 100% of the outstanding common stock of Invasion Energy Inc. ("Invasion") through its wholly-owned subsidiary The Wiser Oil Company of Canada ("Wiser Canada"). The total purchase price was $37.5 million, which was financed with $22.6 million of cash and $14.9 million of borrowings by Wiser Canada under its credit facility.

        The aggregate purchase price is computed as follows (000's):

Aggregate Purchase Price
Aggregate purchase price for 100% of Invasion Common Stock	$21,419
Nonrecurring cash transaction costs	1,201

Aggregate purchase price	$22,620

        The following table represents the allocation of the total purchase price of Invasion to the acquired assets and liabilities of Invasion (000's):

Allocation of Aggregate Purchase Price
Net working capital	$1,142
Property and equipment	48,145
Long-term debt	(14,928)
Deferred income taxes	(11,739)

Aggregate purchase price	$22,620

        Following are the unaudited pro forma results of operations for the Company for the year ended December 31, 2001, as if the acquisition of Invasion took place on January 1, 2001 (000's):

2001
Revenues	$101,134
Expenses	89,278

Net Income	$11,856

Earnings per share — Basic	$0.87

Earnings per share — Diluted	$0.83

4.     Gain on Sale of Assets

        On June 29, 2001, Wiser Canada entered into an Asset Exchange Agreement to acquire producing properties and exploration acreage valued at $25.3 million (CDN $38.3 million). Under the Agreement, Wiser Canada exchanged certain of its producing properties valued at $16.2 million and paid $9.1 million in cash, before closing adjustments. The exchange of producing properties valued at $16.2 million was accounted for as a sale of assets and, accordingly, a gain of $9.5 million was recognized in the consolidated statements of income for the year ended December 31, 2001. The $9.1 million cash portion of the transaction was funded with $4.5 million of cash on hand and $4.6 million of bank debt.

5.     Long-term Debt

        a.     On May 21, 1997, the Company sold $125 million in principal amount of 9 1/2% Senior Subordinated Notes ("2007 Notes") due May 15, 2007, providing net proceeds to the Company of $120.9 million. The original issue price was 99.718%. The Company used the net proceeds from the sale of the 2007 Notes to repay all outstanding bank indebtedness and for general corporate purposes. See Note 15.

        The 2007 Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2002 at a redemption price of 104.75%, plus accrued interest to the date of redemption, and declining at the rate of 1.583% per year to May 15, 2005 and 100% thereafter.

        Under the terms of the 2007 Notes, the Company must meet certain tests before it is able to pay cash dividends or make other restricted payments, incur additional indebtedness, engage in transactions with its affiliates, incur liens, and engage in certain sale and leaseback arrangements.

        The terms of the 2007 Notes also limit the Company's ability to undertake a consolidation, merger or transfer of all or substantially all of its assets. In addition, the Company is, subject to certain conditions, obligated to offer to repurchase the 2007 Notes at par value plus accrued interest to the date of repurchase with the net cash proceeds of certain sales or dispositions of assets. Upon a change of control, as defined, the Company will be required to make an offer to repurchase the 2007 Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase.

        b.     On May 10, 1999, the Company entered into a $25 million Restated Credit Agreement ("Credit Agreement") with Bank One, Texas, N.A. The Credit Agreement provided the Company with up to a $25 million line of credit through May 31, 2001. The Credit Agreement was terminated on May 31, 2001.

        c.     On May 21, 2001, the Company entered into an $80 million revolving credit facility ("Revolver"), maturing on May 21, 2004 with Union Bank of California, N.A as U.S. administrative agent, and National Bank of Canada, a Canadian administrative agent, among other lenders. The aggregate borrowing base under the Revolver was $60 million and allocated $40 million for general corporate purposes (Tranche A) and $20 million exclusively for acquisition of proved oil and gas properties (Tranche B). The $60 million aggregate borrowing base was also allocated $20 million for Canadian borrowings and $40 million for U.S. borrowings. The aggregate borrowing base is re-determined by the banks semi-annually starting in April 2002. In August 2003, the maturity date of the Revolver was extended from May 2004 to May 2005 under substantially the same terms. In addition, the borrowing base under Tranche A of the Revolver was increased from $40 million to

$45 million. At December 31, 2003, the Company had CDN$ 15.9 million (USD$ 12.2 million) of Canadian borrowings outstanding, $17.0 million of U.S. borrowings outstanding under Tranche A, and $0.7 million in letters of credit outstanding, leaving approximately $15.1 million available under the Revolver. The Tranche B portion is fully available. Available loan and interest options are (i) Prime Rate Loans, at the bank's prime interest rate; (ii) Eurodollar Loans, at LIBOR plus 2.125%, 2.375% or 2.625% depending on the percentage of the borrowing base actually borrowed by the Company; (iii) Canadian Prime Rate Advances, at the Canadian bank's prime interest rate plus 2.125%, 2.375% or 2.625%, depending on the percentage of the borrowings actually borrowed by the Company; and (iv) Canadian Banker's Acceptances, at the Canadian drawing fee rate plus .5%, .75% or 1%, depending on the percentage of the borrowings actually borrowed by the Company.

        The average interest rate during 2003 under the Revolver was 5.3%. The commitment fee on the unused borrowing base is 0.375%. The Revolver imposes certain restrictions on sales of assets, payment of dividends, and incurring of indebtedness. In addition, the Company is required to maintain a minimum interest coverage ratio of 1.5 and a minimum working capital ratio (including unused borrowing base) of 1.1. Under the Revolver, there is no requirement to maintain restricted cash balances after May 21, 2001. Borrowings under the Revolver are secured by substantially all of the Company's oil and gas properties.

        The Company paid cash interest payments of $13.7 million, $13.2 million and $12.4 million during 2003, 2002 and 2001, respectively.

	December 31,
Long-term debt consists of the following (000's):
	2003	2002
2007 Notes — 9.5% interest rate at December 31, 2003	$124,953	$124,748
Revolver — 4.7% interest rate at December 31, 2003	29,243	27,768

	$154,196	$152,516

        The annual requirements for reduction of principal of long-term debt outstanding as of December 31, 2003 are estimated as follows (000's):

2004	$—
2005	29,243
2006	—
2007	124,953
Thereafter	—

$154,196

6.     Income Taxes

        The Company provides deferred income taxes for differences between the tax reporting basis and the financial reporting basis of assets and liabilities. The Company follows the accounting procedures established by SFAS No. 109, "Accounting for Income Taxes." The Company did not pay any Federal income taxes in 2003, 2002 or 2001.

        Income tax expense (benefit) for the three years ended December 31, 2003 was as follows (000's):

	2003	2002	2001
Current:
Canadian	$—	$—	$216
Deferred:
Canadian	(8,239)	(4,658)	(58)

Total income tax expense (benefit)	$(8,239)	$(4,658)	$158

        A reconciliation of the statutory federal income tax rate to the Company's effective tax rate follows:

	2003	2002	2001
Statutory federal income tax rate	34.0%	34.0%	34.0%
Canadian income tax rate differential	7.8%	1.1%	0.2%
Change in valuation allowance	(17.5)%	(25.8)%	(34.0)%

Effective tax rate	24.3%	9.3%	0.2%

        The Company did not pay any U.S. or Canadian income taxes in 2003 or 2002. In 2001, the Company paid $216,000 of Canadian income taxes.

        The deferred tax liabilities and assets at December 31 were as follows (000's):

	2003	2002
Deferred tax liabilities:
Invasion Energy, Inc. acquisition	$—	$6,603
Property and equipment, principally due to differences in financial and tax reporting basis and the expensing of intangible drilling costs for tax purposes	1,846	3,572
Deferred tax assets:
Net operating loss carryforwards	(14,570)	(14,405)
Alternative minimum tax credit carryforwards	(2,683)	(2,683)
Invasion Energy, Inc.	(3,904)	—
Other	(2,098)	(1,875)

Total gross deferred tax assets	(23,255)	(18,963)
Less valuation allowance	21,409	15,391

Net deferred tax assets	(1,846)	(3,572)

Net deferred tax liability	$—	$6,603

        In May 2001, the Company acquired Invasion Energy, Inc. and recognized an initial deferred tax liability of $11.7 million attributable to the difference between the acquisition cost basis and tax basis of the oil and gas properties. In 2003, the deferred tax liability for Invasion Energy, Inc. was reduced to zero as a result of $22.3 million of impairment expense recognized at Invasion Energy, Inc.

        At December 31, 2003, the Company had a net operating loss ("NOL") for U.S. Federal income tax purposes of approximately $42.8 million. The majority of the NOL carryforwards do not expire until 2018 and 2022 and the alternative minimum tax credit carryforwards can be carried forward indefinitely. The tax benefits of carryforwards are recorded as an asset to the extent that management assesses the future utilization of such carryforwards as "more likely than not." When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets. At December 31, 2003, a valuation allowance of $15.6 million was provided to reduce deferred tax assets to an amount equal to deferred tax liabilities for U.S. Federal taxes.

7.     Oil and Gas Producing Activities

        Set forth below is certain information regarding the aggregate capitalized costs of oil and gas properties and costs incurred in oil and gas property acquisitions, exploration and development activities (000's):

	U.S.	Canada	Total
December 31, 2003:
Capitalized Costs:
Proved properties	$226,458	$184,927	$411,385
Unproved properties	3,584	7,115	10,699

Total	230,042	192,042	422,084
Accumulated DD&A	(112,332)	(104,185)	(216,517)
Net Capitalized cost	$117,710	$87,857	$205,567

Costs incurred during 2003:
Property acquisition	$1,749	$1,102	$2,851
Exploration	12,649	6,145	18,794
Development	6,440	19,020	25,460
December 31, 2002:
Capitalized Costs:
Proved properties	$209,636	$134,487	$344,123
Unproved properties	3,422	7,451	10,873

Total	213,058	141,938	354,996
Accumulated DD&A	(97,471)	(54,764)	(152,235)

Net Capitalized cost	$115,587	$87,174	$202,761

Costs incurred during 2002:
Property acquisition	$1,450	$2,390	$3,840
Exploration	14,322	3,136	17,458
Development	8,230	16,187	24,417

December 31, 2001:
Capitalized Costs:
Proved properties	$192,266	$130,952	$323,218
Unproved properties	4,458	15,947	20,405

Total	196,724	146,899	343,623
Accumulated DD&A	(76,583)	(45,508)	(122,091)

Net Capitalized cost	$120,141	$101,391	$221,532

Costs Incurred during 2001:
Property acquisition	$4,276	$45,200	$49,476
Exploration	11,041	1,344	12,385
Development	5,570	12,166	17,736

8.     Employee Pension Plan

        The Company has a noncontributory defined benefit Pension Plan that was "frozen" in December 1998. Prior to December 11, 1998, retirement benefits were earned based on the employee's earnings, length of service and age at retirement. After December 11, 1998, additional retirement benefits based on length of service and earnings were discontinued for all employees. Contributions required to fund plan benefits are determined according to the Projected Unit Credit Method.

        Effective October 2000, the Pension Plan was amended to provide additional benefits by implementing a Cash Balance Plan for current employees only. The Cash Balance Plan is a noncontributory plan whereby the Company contributes an amount equal to 3% of an employee's salary to the Cash Balance Plan and the cash balance in each employee's account earns interest at a fixed rate of 6%. Any accumulated retirement benefits under the original retirement benefit formula were "rolled over" into the Cash Balance Plan for current employees.

        The investment policies and strategies for Pension Plan assets are established by a committee of Company employees in consultation with third-party advisors. Historically, Plan assets have been allocated approximately 50% to 70% to equity securities with a goal of providing long-term growth of at least 8.5% per year. The Company expects the future long-term rate of return for its Pension Plan assets to average 8.5% based on an asset allocation policy of 50% to 70% to common equities with the remainder allocated to fixed income securities. The Company's long-term rate of return expectations are based on past performance of equity securities, which have yielded long-term returns in excess of 10%.

        In 2003, the Pension Plan acquired 123,553 shares of Company common stock. Following is a breakdown of Pension Plan assets at December 31, 2003 and 2002 (amounts in 000's):

	2003	%	2002	%
Money market funds	$653	9	$46	1
U.S. Treasury obligations	1,127	15	2,653	46
Government & corporate bonds	935	13	—	—
Common stocks	3,611	49	3,030	53
Wiser Oil Company stock	1,055	14	—	—

Total	$7,381	100	$5,729	100

        The net pension expense (included in general and administrative expense) and weighted average principal assumptions utilized in computing net pension expense were as follows (amounts in 000's):

	2003	2002	2001
Service cost	$112	$87	$58
Interest cost	674	679	686
Expected return on plan assets	(494)	(597)	(753)
Amortization of transition obligation	—	—	(22)
Recognized loss (gain)	309	126	—

Net periodic pension cost (credit)	$601	$295	$(31)

Discount rate	6.75%	6.75%	7.25%
Rate of return on plan assets	8.50%	8.50%	8.50%
Rate of increase in compensation levels	0.00%	0.00%	0.00%

        The measurement dates for the pension benefit obligation are December 31, 2003 and 2002, respectively. The following table presents the funded status of the Company's pension plan as of December 31 (000's):

	2003	2002
Change in benefit obligations:
Benefit obligation at beginning of year	$10,293	$9,715
Service cost	112	87
Interest cost	674	679
Actuarial gain	611	618
Benefits paid	(851)	(806)

Benefit obligation at end of year	10,839	10,293
Change in plan assets:
Fair value of plan assets at beginning of year	5,729	7,515
Actual return on plan assets	1,264	(980)
Employer contribution	1,239	—
Benefits paid	(851)	(806)

Fair value of plan assets at end of year	7,381	5,729
Plan assets over (under) benefits obligations	(3,458)	(4,564)
Unrecognized net actuarial loss	3,950	4,419

Net amount recognized	$492	$(145)

Accumulated Benefit Obligation	$10,697	$10,191

        In 2003, the employer contribution of $1,239,000 consisted of $954,000 in cash and 47,900 shares of Wiser Oil Company common stock (held as treasury shares) valued at $285,000 on the date of contribution. The Pension Plan also purchased an additional 75,653 shares of Wiser Oil Company common stock on the open market during 2003.

        The net amounts recognized in the consolidated balance sheets at December 31 consist of the following (000's):

	2003	2002
Accrued benefit liability	$(3,402)	$(4,564)
Additional minimum liability	3,808	4,419

Net amount recognized	$406	$(145)

        At December 31, 2003, accrued liabilities included $836,000 related to estimated 2004 contributions.

9.     Employee Savings Plan

        The Company has a qualified 401(k) Savings Plan available to all employees. An employee may elect to have up to 15% of the employee's base monthly compensation, exclusive of other forms of special or extra compensation, withheld and placed in the Savings Plan account. On a monthly basis, the Company contributes to this account an amount equal to 100% of the employee's contribution, limited to 5% of the employee's base compensation.

        Company contributions to the Savings Plan were $224,000, $124,000 and $135,000, in 2003, 2002 and 2001, respectively.

10.   Business Segment Information

        In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires reporting of financial and descriptive information about a company's reportable operating segments. The Company has identified only one operating segment, which is the exploration for and production of oil and gas with sales made to domestic and Canadian energy customers. Sales to major customers, which individually accounted for more that 10% of consolidated revenues, for the year ended December 31, 2003 were $35.0 million to Nexen Inc., $23.4 million to Sempra Energy Trading Corp, and $11.4 million to Conoco, Inc., which represented 34%, 22% and 11%, respectively, of the Company's total oil and gas revenues. Sales to major customers for the year ended December 31, 2002 were $28.3 million to Nexen Inc., which represented 37% of the Company's total oil and gas revenues. Sales to major customers for the year ended December 31, 2001 were $32.7 million to Highland Energy Company, $15.7 million to Nexen Inc. and $9.3 million to Enron Canada Corp. which represented 41%, 20% and 12%, respectively, of the Company's total oil and gas revenues. However, due to the nature of the oil and gas industry, the Company is not dependent upon any of these customers. The loss of any major customer would not have a material adverse impact on the Company's business.

        The following table summarizes the oil and gas activity of the Company by geographic area for the years ended December 31, 2003, 2002 and 2001 (000's).

	U.S.	Canada	Total
2003:
Total Revenues	$61,102	$49,317	$110,419
Costs and expenses:
Operating costs and production taxes	18,127	12,428	30,555
Loss on derivatives	7,374	5,169	12,543
DD&A	16,700	21,354	38,054
Property impairments	2,443	22,307	24,750
Exploration	5,306	8,143	13,449
Other operating	20,876	4,076	24,952

Total costs and expenses	70,826	73,477	144,303

Loss before income taxes	(9,724)	(24,160)	(33,884)
Income tax benefit	—	(8,239)	(8,239)

Net loss before cumulative effect of accounting change	(9,724)	(15,921)	(25,645)
Cumulative effect of an accounting change, net of tax	2,757	2,481	5,238

Net loss	$(6,967)	$(13,440)	$(20,407)

At year end:
Property and equipment, net of accumulated DD&A	$118,205	$87,956	$206,161

Total assets	$128,846	$95,750	$224,596

2002:
Total Revenue	$41,031	$38,456	$79,487
Costs and expenses:
Operating costs and production taxes	18,696	11,327	30,023
Loss on derivatives	7,551	6,593	14,144
DD&A	11,613	18,644	30,257
Property impairments	9,500	415	9,915
Exploration	7,668	13,649	21,317
Other operating	20,336	3,550	23,886

Total costs and expenses	75,364	54,178	129,542

Loss before income taxes	(34,333)	(15,722)	(50,055)
Income tax benefit	—	(4,658)	(4,658)

Net loss	$(34,333)	$(11,064)	$(45,397)

At year end:
Property and equipment, net of accumulated DD&A	$116,039	$87,174	$203,213

Total assets	$127,583	$94,624	$222,207

2001:
Total Revenue	$50,073	$41,497	$91,570
Costs and expenses:
Operating costs and production taxes	21,668	6,736	28,404
Loss on derivatives	2,094	—	2,094
DD&A	9,297	10,091	19,388
Property impairments	1,028	1,462	2,490
Exploration	5,313	2,229	7,542
Other operating	18,472	2,974	21,446

Total costs and expenses	57,872	23,492	81,364

Earnings (loss) before income taxes	(7,799)	18,005	10,206
Income tax benefit	—	158	158

Net income (loss)	$(7,799)	$17,847	$10,048

At year end:
Property and equipment, net of accumulated DD&A	$120,789	$101,360	$222,149

Total assets	$142,717	$114,556	$257,273

11.   Commitments and Contingencies

        The Company and its subsidiaries and affiliates are named defendants in lawsuits and are involved in governmental proceedings from time to time, all arising in the ordinary course of business. Although the outcome of these lawsuits and proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial position of the Company.

        The Company is a defendant in a civil action in Kentucky where the plaintiff has alleged damages resulting from the construction of a pipeline on the plaintiff's property. A judgement against the Company was awarded by a Circuit Court in the amount of $75,000 plus approximately $275,000 of pre-judgement interest for a total award of $350,000 to the plaintiff. The Company has appealed the Circuit Court ruling to the Kentucky Court of Appeals and the Company believes it is more likely than not that the pre-judgement interest will be eliminated and the liability of the Company will be in the range of $25,000 to $75,000.

        The Company filed proofs of claims against Enron North America ("ENA") and Enron Corporation (jointly, "Enron") to collect the $6.9 million owed to it under hedging contracts, calculated as of the Enron Chapter 11 Petition Date. Based on the uncertainty of collecting this amount from Enron, the Company decided to write-off the full amount at December 31, 2001. ENA is a wholly-owned subsidiary of Enron Corporation and Enron Corporation has provided the Company with a guarantee on behalf of ENA of up to $10 million. A secondary market for the purchase and sale of claims against ENA and Enron Corporation (jointly "Enron") has developed. Periodically, the Company discussed with several market participants selling its claims, but none are currently active. Any proceeds received from the sale of Wiser's claims will be recognized in the year received.

        In January 2002 the Company was notified by a gas marketing company that it would not pay approximately $730,000 owed to Wiser for its November 2001 gas sales because the gas marketing company claimed it had not been paid by Enron Corporation. The Company filed suit against the gas marketing company in 2002 to recover the $730,000 plus court costs. In 2003 the Company received approximately $280,000 from the gas company as a by-product of a settlement it reached with Enron on a number of claim items. The remaining suit amount is the subject of cross motions for summary judgment. While the Company believes the amount is owed to Wiser, it cannot at this point predict the litigation outcome.

        The Company purchased tubing and casing from Trident Steel, a pipe-distributing company for use at its West Texas Wellman Unit and in the drilling of a South Texas exploratory well. With only limited use, the tubing and surface casing generally became unusable. The Company requested relief from Trident and when none was offered the Company brought suit in Terry County. A trial was conducted in January, 2004 and resulted in a jury verdict favorable to Wiser. Judgment has yet to be entered but the aggregate jury findings total in excess of $900,000. The Company has not recognized a receivable for this amount in our December 31, 2003 Consolidated Balance Sheet because Trident Steel may appeal the judgment.

        The Company leases office space and equipment under lease obligations classified as operating leases. Rental expense under these leases was $527,000, $592,000 and $642,000 in 2003, 2002 and 2001, respectively. At December 31, 2003, aggregate minimum future rental payments of $1.9 million were due under operating leases with $430,000 due annually in the years 2004 through 2007 and $187,000 due in the year 2008.

12.   Stock Compensation Plans

  Stock Options

        The Company has two stock option plans, the 1991 Stock Incentive Plan ("Incentive Plan") and the 1991 Non-Employee Directors' Stock Option Plan ("Directors' Plan"). The Incentive Plan provides for the issuance of ten-year options with a variable vesting period and a grant price equal to the fair market value at the issue date. The Directors' Plan, as amended, provides for the issuance of ten-year options with a six-month vesting period and a grant price equal to the fair market value at the issue date. The number of shares of common stock that may be subject to outstanding awards granted under the Incentive Plan and the Directors' Plan may not exceed 1.2 million and 100,000, respectively.

        A summary of the status of the Company's two stock option plans at December 31, 2003, 2002 and 2001 and changes during the years then ended follows:

	2003		2002		2001
	Shares	Exercise Price(1)	Shares	Exercise Price(1)	Shares	Exercise Price (1)
Outstanding at beginning of year	981,325	$10.90	910,575	$11.15	1,111,075	$13.54
Granted	119,000	5.97	106,500	7.33	162,500	6.58
Exercised	(65,825)	5.00	—	—	(5,000)	5.00
Expired and cancelled	(497,750)	14.76	(35,750)	6.51	(358,000)	16.57

Outstanding at end of year	536,750	$6.83	981,325	$10.90	910,575	$11.15

Exercisable at end of year	430,500	$7.14	936,325	$11.04	813,075	$11.74

Fair value of options granted (1)	$2.93		$3.96		$3.35

(1)
Weighted average per option granted.

        489,250 of the options outstanding at December 31, 2003 have exercise prices between $3.50 and $10.00, with a weighted average exercise price of $6.29 and a weighted average remaining contractual life of 6.2 years. 383,000 of the $3.50 to $10.00 options are currently exercisable with a weighted average exercise price of $6.36. 29,750 of the options outstanding at December 31, 2003 have exercise prices between $11 and $15, with a weighted average exercise price of $11.80 and a weighted average remaining contractual life of 2.6 years. All of the $11 to $15 options are currently exercisable with a weighted average exercise price of $11.80. The remaining 17,750 options have exercise prices between $15 and $20, with a weighted average exercise price of $16.19 and a weighted average remaining contractual life of 3.1 years. All of the $15 to $20 options are currently exercisable with a weighted average exercise price of $16.19.

  Share Appreciation Rights Plan

        The Company has a share appreciation rights ("SARs") plan which authorizes the granting of up to 200,000 SARs to employees of the Company. Upon exercise, SARs allow the holder to receive the difference between the SARs exercise price and the fair market value of the Company's common stock covered by the SARs on the exercise date. At December 31, 2003, 75,000 SARs were outstanding with an exercise price of $7.00 per share and 12,750 SARs were outstanding with an exercise price of $5.00 per share. All SARs are fully vested at December 31, 2003. No related liability or expense has been recorded as the exercise price of the outstanding SARS exceeds the market value of the underlying stock.

13.   Sales and Conversion of Preferred Stock

        On December 13, 1999, the Board of Directors approved the sale of not less than 600,000 shares and not more than 1,000,000 shares of Series C Cumulative Convertible Preferred Stock ("Preferred Stock") through a private placement exempt from registration under Section 4 (2) of the Securities Act of 1933, as amended (the "Securities Act") at $25.00 per share. The sale of Preferred Stock was approved by the Company's shareholders on May 16, 2000, and 600,000 shares were issued to Wiser Investment Company, LLC ("WIC") and another investor on May 26, 2000 for $15 million. On June 1, 2001, the Company sold an additional 396,000 shares of Preferred Stock to Wiser Investors, L.P., a

Delaware limited partnership ("Investors"), for $9.9 million and 4,000 shares of Preferred Stock to A. Wayne Ritter for $100,000. WIC is the general partner of Investors. The Preferred Stock paid quarterly dividends in cash or in shares of the Company's common stock, at the option of the Company, at an annual rate of 7%. From the date the Preferred Stock was issued until May 26, 2003, the mandatory conversion date of the Preferred Stock, the holders of Preferred Stock were issued 541,726 shares of unregistered common stock as dividends. The holders of the Preferred Stock had the same voting rights as the holders of the Company's common stock with each share of the Preferred Stock having one vote for each share of common stock into which it is convertible. The Company received $23.7 million in net proceeds from the sale of Preferred Stock in May 2000 and June 2001.

        On May 26, 2003, the Series C Convertible Preferred Stock converted into 5,882,353 shares of common stock based on a conversion price of $4.25 per share. Accordingly, there will be no preferred stock dividends payable on the Preferred Stock after May 26, 2003 and the preferred stock discount was fully amortized on May 26, 2003. In the stockholders' equity section of the consolidated balance sheet, the conversion transaction resulted in a decrease of $10.0 million in preferred stock par value, an increase of $59,000 in common stock par value and an increase of $9.9 million to paid-in capital. The common stock issued upon the conversion of the Preferred Stock and as dividends on the Preferred Stock has not been registered under the Securities Act and may not be offered or sold except pursuant to a registration statement under the Securities Act or an exemption thereto and is subject to certain restrictions on transfer described in the legends on the certificates. At any time, the holders of the 6.4 million shares of unregistered common stock can demand that the Company register all of the shares with the Securities and Exchange Commission ("SEC") at the Company's expense, however, no such demand has been made.

        In addition, WIC acquired warrants to purchase 741,716 shares of the Company's common stock at $4.25 per share. The purchase price of the warrants is $0.02 per warrant. The warrants became exercisable on until May 26, 2002 and will expire on May 26, 2007. The warrants were recorded based on their relative fair value to the Preferred Stock at the time of issuance.

        In connection with the issuance of $10 million of Preferred Stock in June 2001, a Preferred Stock discount was recorded because the market price of the Company's common stock exceeded the $4.25 conversion price on the date the preferred stock was issued. This discount was amortized as a reduction of net income available to common stock until the Preferred Stock redemption date of May 26, 2003.

        In connection with the sale of the Preferred Stock, the Board of Directors was changed to include four independent directors and three new directors designated by WIC.

        In May 2000, the Company also adopted an amended and restated certificate of incorporation which increased the number of authorized shares of common stock from 20,000,000 to 30,000,000, and the number of authorized shares of preferred stock from 300,000 shares to 1,000,000 shares. The par value of the common stock was also decreased from $3.00 per share to $.01 per share.

14.   Earnings Per Share

        The Company accounts for earnings per share ("EPS") in accordance with SFAS No. 128, "Earnings Per Share." Under SFAS No. 128, basic EPS is computed by dividing net income available to common by the weighted average common shares outstanding without including any potentially dilutive securities. Diluted EPS is computed by dividing net income by the weighted average common shares outstanding plus, when their effect is dilutive, common stock equivalents consisting of stock options, warrants and convertible securities. Net income per share computations to reconcile basic and diluted net income for the years ended December 31, 2003, 2002 and 2001, respectively, consist of the following (in thousands, except per share data):

	2003	2002	2001
Net income (loss) available to common stock	(23,637)	(52,213)	6,178
Plus: Income impact of assumed conversions:
Dividends and amortization on preferred stock	3,230	6,816	3,870

Net income (loss) available to common plus assumed conversions	$(20,407)	$(45,397)	$10,048

Basic weighted average shares	13,078	9,333	9,161
Effect of dilutive securities:
Convertible preferred stock	2,392	5,882	4,903
Warrants	124	—	206
Stock options	5	2	53

Diluted weighted average shares	15,599	15,217	14,323
	2003	2002	2001
Earnings (Loss) Per Share:
Basic:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(2.21)	$(5.59)	$0.67
Cumulative Effect of Accounting Change, net of tax	.40	—	—

Net Income (Loss)	$(1.81)	$(5.59)	$0.67

Diluted:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$(2.21)	$(5.59)	$0.67
Cumulative Effect of Accounting Change, net of tax	.40	—	—

Net Income (Loss)	$(1.81)	$(5.59)	$0.67

Weighted average shares outstanding (000's)
Basic	13,078	9,333	9,161

Diluted	15,599	15,217	14,323

        For the years ended December 31, 2003 and 2002, the effects of convertible preferred stock, warrants and stock options were antidilutive. For the year ended December 31, 2001, the effect of the convertible preferred stock was antidilutive.

15.   Summary of Guaranties of 9 1/2% Senior Subordinated Notes

        In May 1997, the Company issued $125 million aggregate principal amount of its 9 1/2% senior Subordinated Notes due 2007 pursuant to an offering exempt from registration under the Securities Act of 1933. The notes are unsecured obligations of the Company, subordinated in right of payment to all existing and any future senior indebtedness of the Company. The notes rank pari passu with any future senior subordinated indebtedness and senior to any future junior subordinated indebtedness of the Company. The notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis by certain wholly owned subsidiaries of the Company (the "Subsidiary

Guarantors"). At the time of the initial issuance of the notes, Wiser Oil Delaware, Inc., Wiser Delaware LLC, The Wiser Oil Company of Canada, (collectively "Wiser Canada"), The Wiser Marketing Company and T.W.O.C., Inc. were the Subsidiary Guarantors (the "Initial Subsidiary Guarantors"). Except for two wholly owned subsidiaries that are inconsequential to the Company on a consolidated basis, the Initial Subsidiary Guarantors comprise all of the Company's direct and indirect subsidiaries.

        Following is summarized financial information of the Subsidiary Guarantors. The Company has not presented separate financial statements and other disclosures concerning each Subsidiary Guarantor because management has determined that they are not material to investors. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors to the Company.

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Income Statement for the Year Ended December 31, 2003
Revenues:
Oil and gas sales	$61,157	$46,189	$—	$107,346
Other	(55)	3,128	—	3,073

Total revenues	61,102	49,317	—	110,419

Costs and Expenses:
Operating costs and production taxes	18,127	12,428	—	30,555
Loss on derivatives	7,374	5,169	—	12,543
Depletion, depreciation and amortization	16,700	21,354	—	38,054
Property impairments	2,443	22,307	—	24,750
Exploration	5,306	8,143	—	13,449
General and administrative	7,403	3,032	—	10,435
Interest expense	13,473	1,044	—	14,517

Total expenses	70,826	73,477	—	144,303

Loss Before Income Taxes	(9,724)	(24,160)	—	(33,884)
Income Tax Benefit	—	(8,239)	—	(8,239)

Loss Before Cumulative Effect of Accounting Change	(9,724)	(15,921)	—	(25,645)
Cumulative Effect of Accounting Change, net of tax	2,757	2,481	—	5,238

Net Loss	$(6,967)	$(13,440)	$—	$(20,407)

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Income Statement for the Year Ended December 31, 2002
Revenues:
Oil and gas sales	$40,689	$36,086	$—	$76,775
Other	342	2,370	—	2,712

Total revenues	41,031	38,456	—	79,487

Costs and Expenses:
Operating costs and production taxes	18,696	11,327	—	30,023
Loss on derivatives	7,551	6,593	—	14,144
Depletion, depreciation and amortization	11,613	18,644	—	30,257
Property impairments	9,500	415	—	9,915
Exploration	7,668	13,649	—	21,317
General and administrative	7,162	2,396	—	9,558
Interest expense	13,174	1,154	—	14,328

Total expenses	75,364	54,178	—	129,542

Loss Before Income Taxes	(34,333)	(15,722)	—	(50,055)
Income tax benefit	—	(4,658)	—	(4,658)

Net Loss	$(34,333)	$(11,064)	$—	$(45,397)

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Income Statement for the Year Ended December 31, 2001
Revenues:
Oil and gas sales	$48,552	$31,792	$—	$80,344
Other	1,521	9,705	—	11,226

Total revenues	50,073	41,497	—	91,570

Costs and Expenses:
Operating costs and production taxes	21,668	6,736	—	28,404
Loss on derivatives	2,094	—	—	2,094
Depletion, depreciation and amortization	9,297	10,091	—	19,388
Property impairments	1,028	1,462	—	2,490
Exploration	5,313	2,229	—	7,542
General and administrative	5,744	2,338	—	8,082
Interest expense	12,728	636	—	13,364

Total expenses	57,872	23,492	—	81,364

Income (Loss) Before Income Taxes	(7,799)	18,005	—	10,206
Income Tax Expense	—	158	—	158

Net Income (Loss)	$(7,799)	$17,847	$—	$10,048

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Statement of Cash Flows for The Year Ended December 31, 2003
Cash Flows From Operating Activities:
Net income (loss)	$(6,967)	$(13,440)	$—	$(20,407)
Add back reconciling items	17,888	32,883	—	50,771
Other changes	(906)	5,445	—	4,539

Operating Cash Flows	10,015	24,888	—	34,903

Cash Flows from Investing Activities:
Capital Expenditures	(16,877)	(22,098)	—	(38,975)
Proceeds from property sales	—	3,959	—	3,959

Investing Cash Flows	(16,877)	(18,139)	—	(35,016)

Cash Flows from Financing Activities:
Inter-company transfers	1,383	(1,383)	—	—
Borrowings (repayments) of long-term debt	4,500	(6,064)	—	(1,564)
Other	(760)	—	—	(760)

Financing Cash Flows	5,123	(7,447)	—	(2,324)

Effect of exchange rate changes on Cash and cash equivalents	—	289	—	289

Net Decrease in Cash and Cash Equivalents	(1,739)	(409)	—	(2,148)
Cash and Cash Equivalents, beginning of year	3,136	454	—	3,590

Cash and Cash Equivalents, end of year	$1,397	$45	$—	$1,442

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Statement of Cash Flows for The Year Ended December 31, 2002
Cash Flows From Operating Activities:
Net income (loss)	$(34,332)	$(11,065)	$—	$(45,397)
Add back reconciling items	28,770	22,974	—	51,744
Other changes	23	6,843	—	6,866

Operating Cash Flows	(5,539)	18,752	—	13,213

Cash Flows from Investing Activities:
Capital Expenditures	(18,476)	(20,063)	—	(38,539)
Proceeds from property sales	—	8,342	—	8,342

Investing Cash Flows	(18,476)	(11,721)	—	(30,197)

Cash Flows from Financing Activities:
Inter-company transfers	4,210	(4,210)	—	—
Borrowings (repayments) of long-term debt	12,500	(3,765)	—	8,735
Other	(879)	—	—	(879)

Financing Cash Flows	15,831	(7,975)	—	7,856

Effect of exchange rate changes on Cash and cash equivalents	—	59	—	59

Net Decrease in Cash and Cash Equivalents	(8,184)	(885)	—	(9,069)
Cash and Cash Equivalents, beginning of year	11,320	1,339	—	12,659

Cash and Cash Equivalents, end of year	$3,136	$454	$—	$3,590

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Statement of Cash Flows for The Year Ended December 31, 2001
Cash Flows From Operating Activities:
Net income (loss)	$(7,799)	$17,847	$—	$10,048
Add back reconciling items	11,040	3,100	—	14,140
Other changes	5,492	(4,727)	—	765

Operating Cash Flows	8,733	16,220	—	24,953

Cash Flows from Investing Activities:
Capital Expenditures	(17,532)	(57,614)	—	(75,146)
Proceeds from property sales	—	219	—	219

Investing Cash Flows	(17,532)	(57,395)	—	(74,927)

Cash Flows from Financing Activities:
Inter-company transfers	(18,475)	18,475	—	—
Borrowings (repayments) of long-term debt	(500)	19,536		19,036
Preferred stock issued, net of costs	10,000	—		10,000
Other	(424)	—	—	(424)

Financing Cash Flows	(9,399)	38,011	—	28,612

Effect of exchange rate changes on Cash and cash equivalents	—	(123)	—	(123)

Net Decrease in Cash and Cash Equivalents	(18,198)	(3,287)	—	(21,485)
Cash and Cash Equivalents, beginning of year	29,518	4,626	—	34,144

Cash and Cash Equivalents, end of year	$11,320	$1,339	$—	$12,659

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Balance Sheet December 31, 2003
Assets:
Current assets	$8,610	$7,794	$—	$16,404
Net property and equipment	118,205	87,956	—	206,161
Other assets	82,194	—	(80,163)	2,031

Total Assets	$209,009	$95,750	$(80,163)	$224,596

Liabilities and Stockholders' Equity:
Current liabilities	$12,464	$17,566	$—	$30,030
Pension liability	2,566	—	—	2,566
Asset retirement obligation	2,629	4,379	—	7,008
Long-term debt	141,953	12,243	—	154,196
Stockholders' equity	49,397	61,562	(80,163)	30,796

Total Liabilities and Stockholders' Equity	$209,009	$95,750	$(80,163)	$224,596

	Wiser Oil (Parent)	Subsidiary Guarantors	Consolidation Adjustments	Total
	(000's)
Condensed Balance Sheet December 31, 2002
Assets:
Current assets	$9,040	$7,450	$—	$16,490
Net property and equipment	116,039	87,174	—	203,213
Other assets	64,628	—	(62,124)	2,504

Total Assets	$189,707	$94,624	$(62,124)	$222,207

Liabilities and Stockholders' Equity:
Current liabilities	$12,867	$10,631	$—	$23,498
Pension liability	3,299	—	—	3,299
Long-term debt	137,248	15,268	—	152,516
Deferred income taxes	—	6,603	—	6,603
Stockholders' equity	36,293	62,122	(62,124)	36,291

Total Liabilities and Stockholders' Equity	$189,707	$94,624	$(62,124)	$222,207

THE WISER OIL COMPANY
Supplemental Financial Information
For the years ended December 31, 2003, 2002 and 2001 (Unaudited)

        The following pages include unaudited supplemental financial information as currently required by the SEC and the Financial Accounting Standards Board.

16.   Estimated Quantities of Oil and Gas Reserves (Unaudited)

        Proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids, which upon analysis of geological and engineering data appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves which can be expected to be recovered through existing wells with existing equipment and under existing operating conditions.

        The estimation of reserves requires substantial judgment on the part of petroleum engineers and may result in imprecise determinations, particularly with respect to new discoveries. Accordingly, it is expected that the estimates of reserves will change as future production and development information becomes available and that revisions in these estimates could be significant.

        Following is a reconciliation of the Company's estimated net quantities of proved oil and gas reserves, as estimated by independent petroleum consultants.

	Oil (MBbls)			Gas (MMcf)
	U.S.	Canada	Total	U.S.	Canada	Total
Balance December 31, 2000	20,357	4,134	24,491	52,695	23,413	76,108
Revisions of previous estimates	(5,830)	579	(5,251)	(3,324)	(657)	(3,981)
Properties sold and abandoned	—	(485)	(485)	—	(7,739)	(7,739)
Reserved purchased in place	—	1,166	1,166	—	34,822	34,822
Extensions and discoveries	346	560	906	7,514	1,248	8,762
Production	(992)	(751)	(1,743)	(5,627)	(4,372)	(9,999)

Balance December 31, 2001	13,881	5,203	19,084	51,258	46,715	97,973
Revisions of previous estimates	(1,721)	676	(1,045)	13,167	2,839	16,006
Properties sold and abandoned	(284)	(999)	(1,283)	(241)	(1,423)	(1,664)
Reserves purchased in place	1,321	326	1,647	245	17	262
Extensions and discoveries	79	125	204	6,209	2,684	8,893
Production	(881)	(1,011)	(1,892)	(6,491)	(5,959)	(12,450)

Balance December 31, 2002	12,395	4,320	16,715	64,147	44,873	109,020
Revisions of previous estimates	(522)	306	(216)	(3,181)	(10,683)	(13,864)
Properties sold and abandoned	(8)	(35)	(43)	(67)	(1,040)	(1,107)
Extensions and discoveries	506	435	941	11,631	4,531	16,162
Production	(826)	(931)	(1,757)	(7,934)	(4,886)	(12,820)

Balance December 31, 2003	11,545	4,095	15,640	64,596	32,795	97,391

Proved Developed Reserves at December 31,(1):
2000	19,462	4,134	23,596	49,363	23,036	72,399
2001	12,849	4,390	17,239	44,656	24,923	69,579
2002	10,588	3,678	14,266	57,747	27,905	85,652
2003	9,439	3,740	13,179	59,085	24,496	83,581

(1)
Reserve volumes as assigned by third party engineers have been increased to reflect the effect of the Alberta Royalty Tax Credit refund. Total proved and proved developed reserves were increased by 118 MBbl and 1,060 MMcf for 2001, 77 MBbl and 799 MMcf for 2002 and 71 MBbl and 571 MMcf for 2003.

Standardized Measure of Discounted Future
Net Cash Flows of Proved Oil and Gas Reserves (Unaudited)

        The Company has estimated the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves in accordance with the standards established by the Financial Accounting Standards Board through its Statement No. 69. The estimates of future cash inflows are based on year-end prices. The weighted-average year-end sales price used to estimate future cash inflows were: 2003—$28.99 for oil and $5.40 for gas; 2002—$29.12/Bbl for oil and $4.04/Mcf for gas, and 2001—$17.24/Bbl for oil and $2.26/Mcf for gas.

        Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on year-end costs and economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates (adjusted for permanent differences and tax credits) to estimated future pretax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

        This standardized measure of discounted future net cash flows is an attempt by the Financial Accounting Standards Board to provide the users of financial statements with information regarding future net cash flows from proved reserves. However, the users of these financial statements should use extreme caution in evaluating this information. The assumptions required to be used in these computations are subjective and arbitrary. Had other equally valid assumptions been used, significantly different results of discounted future net cash flows would result. Therefore, these estimates do not necessarily reflect the current value of the Company's proved reserves or the current value of discounted future net cash flows for the proved reserves.

        The following are the Company's estimated standardized measure of discounted future net cash flows from proved reserves (000's):

	U.S.	Canada	Total
December 31, 2003
Future cash inflows	$721,422	$258,952	$980,374
Future production and development costs	(284,680)	(89,438)	(374,118)
Future income tax expense	(113,955)	(32,272)	(146,227)

Future net cash flows	322,787	137,242	460,029
10% annual discount for estimated timing of cash flows	(143,832)	(45,904)	(189,736)

Standardized measure of discounted net cash flows	$178,955	$91,338	$270,293

December 31, 2002
Future cash inflows	$640,461	$286,230	$926,691
Future production and development costs	(248,369)	(92,984)	(341,353)
Future income tax expense	(95,266)	(37,621)	(132,887)

Future net cash flows	296,826	155,625	452,451
10% annual discount for estimated timing of cash flows	(141,283)	(56,611)	(197,894)

Standardized measure of discounted net cash flows	$155,543	$99,014	$254,557

December 31, 2001:
Future cash inflows	$366,650	$207,265	$573,915
Future production and development costs	(216,998)	(68,635)	(285,633)
Future income tax expense	(19,930)	(19,393)	(39,323)

Future net cash flows	129,722	119,237	248,959
10% Annual discount for estimated timing of cash flows	(63,395)	(46,203)	(109,598)

Standardized measure of discounted net cash flows	$66,327	$73,034	$139,361

        The following are the sources of changes in the standardized measure of discounted net cash flows (000's):

	2003	2002	2001
Standardized measure, beginning of year	$254,557	$139,361	$360,876
Sales, net of production costs	(76,791)	(45,950)	(47,425)
Net change in price and production costs	28,125	146,336	(295,427)
Reserves purchased in place	—	8,218	48,155
Extensions, discoveries and improved recoveries	51,803	24,361	10,309
Development costs incurred during the year	15,784	12,215	5,188
Change in future development and abandonment costs	(912)	(9,718)	1,464
Revisions of previous quantity estimates and disposals	(22,390)	13,831	(20,313)
Sales of reserves in place	(2,035)	(4,674)	(40,768)
Accretion of discount	32,312	16,088	47,974
Changes in timing and other	566	1,546	(28,015)
Net change in income taxes	(10,726)	(47,057)	97,343

Standardized measure, end of year	$270,293	$254,557	$139,361

17.   Unaudited Quarterly Financial Data

        The supplementary financial data in the table below for each quarterly period within the years ended December 31, 2003 and 2002 are derived from the unaudited consolidated financial statements of the Company.

	Revenues	Net Income (Loss)	Earnings (Loss) Per Share
	(000's)	(000's)
2003:
First Quarter	$31,198	$4,129	$0.23
Second Quarter	$27,534	$(892)	$(0.19)
Third Quarter	$25,426	$3,174	$0.20
Fourth Quarter	$26,261	$(26,818)	$(1.73)
2002:
First Quarter	$14,748	$(12,558)	$(1.53)
Second Quarter	$19,606	$(4,994)	$(0.72)
Third Quarter	$21,331	$(16,562)	$(1.95)
Fourth Quarter	$23,802	$(11,283)	$(1.39)

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004	F-60
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2004	F-61
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2003	F-62
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-63

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        During the fourth quarter of 2003, Forest Oil Corporation (Forest) completed an acquisition of certain oil and gas properties in South Louisiana and offshore Gulf of Mexico (the Acquired Properties) from Union Oil Company of California (Unocal). Forest also acquired certain assets and assumed certain liabilities related to the Acquired Properties. The total cash consideration paid by Forest in the acquisition was approximately $207 million. The acquisition was funded by borrowings under Forest's credit facility and net proceeds from a common stock offering completed in October 2003.

        In the second quarter of 2004, Forest acquired The Wiser Oil Company (Wiser) for total cash consideration of approximately $171 million and the assumption of approximately $163 million of Wiser's debt (the Wiser Acquisition). The acquisition was funded by borrowings under Forest's credit facilities, the proceeds from a stock offering completed in June 2004 and internally generated cash.

        The following unaudited pro forma condensed combined balance sheet gives effect to the Wiser Acquisition and the June 2004 common stock offering as if those transactions occurred on March 31, 2004. The unaudited pro forma condensed combined balance sheet should be read in conjunction with the historical financial statements and related notes of Forest.

        The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2004 gives effect to the Wiser Acquisition and the June 2004 common stock offering as if those transactions occurred as of January 1, 2004. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 gives effect to the acquisition of the Acquired Properties from Unocal, the Wiser Acquisition and the two common stock offerings as if those transactions occurred as of January 1, 2003. The pro forma results of operations are not necessarily indicative of the results of operations that would have actually been attained if the transactions had occurred as of these dates. These unaudited pro forma statements of operations should be read in conjunction with the historical financial statements and related notes of Forest, Wiser and the Acquired Properties.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (NOTE A)

MARCH 31, 2004

	Forest Oil Corporation Historical	Pro Forma Adjustments (Notes C and D)		Pro Forma Combined
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$25,149	3,220	(5)	28,369
Accounts receivable	119,266	23,688	(5)	142,954
Derivative instruments	2,720	—		2,720
Current deferred tax asset	35,707	—		35,707
Other current assets	30,158	2,281	(5)	32,439

Total current assets	213,000	29,189		242,189
Net property and equipment	2,406,970	349,013	(5)	2,756,433
		450	(5)
Goodwill	—	64,357	(5)	64,357
Other assets	26,591			26,591

	$2,646,561	443,009		3,089,570

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$133,176	33,152	(5)	166,328
Accrued interest	15,083	1,549	(5)	16,632
Derivative instruments	76,644	8,028	(5)	84,672
Asset retirement obligation	24,017	—		24,017
Other current liabilities	4,415	1,157	(5)	5,572

Total current liabilities	253,335	43,886		297,221
Long-term debt	886,287	163,325	(5)	1,103,377
		171,188	(6)
		(117,423	)(14)
Asset retirement obligation	197,414	7,997	(5)	205,411
Other liabilities	43,027	3,061	(5)	46,088
Deferred income taxes	83,707	53,552	(5)	137,259
Shareholders' equity:
Common stock	5,582	503	(14)	6,085
Capital surplus	1,306,029	116,920	(14)	1,422,949
Accumulated deficit	(37,433)	—		(37,433)
Accumulated other comprehensive loss	(35,502)	—		(35,502)
Treasury stock, at cost	(55,885)	—		(55,885)

Total shareholders' equity	1,182,791	117,423		1,300,214

	$2,646,561	443,009		3,089,570

See accompanying notes to unaudited pro forma condensed combined financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (NOTE A)

THREE MONTHS ENDED MARCH 31, 2004

	Forest Historical	Wiser Acquisition Historical	Pro Forma Adjustments (Notes C and D)		Pro Forma Combined Forest
	(In Thousands)
Revenue:
Oil and gas sales:
Natural gas	$124,062	16,363	—		140,425
Oil, condensate and natural gas liquids	69,775	12,035	—		81,810

Total oil and gas sales	193,837	28,398	—		222,235
Processing income, net	416	—	—		416

Total revenue	194,253	28,398	—		222,651
Operating expenses:
Oil and gas production	59,329	10,128	—		69,457
Exploration	—	1,730	(1,730	)(7)	—
General and administrative	6,360	2,805	(701	)(8)	8,464
Depreciation and depletion	79,628	8,658	(18)	(9)	88,268
Accretion of asset retirement obligation	4,275	139	—		4,414

Total operating expenses	149,592	23,460	(2,449)		170,603

Earnings from operations	44,661	4,938	2,449		52,048
Other income and expense:
Other expense (income), net	(424)	5,684	—		5,260
Interest expense	12,947	3,575	304	(12)	16,826

Total other income and expense	12,523	9,259	304		22,086

Earnings before income taxes and discontinued operations	32,138	(4,321)	2,145		29,962
Income tax (benefit) expense:
Current	711	—	—		711
Deferred	11,790	—	(827	)(13)	10,963

	12,501	—	(827)		11,674

Earnings from continuing operations	$19,637	(4,321)	2,972		18,288

Weighted average number of common shares outstanding:
Basic	53,684		5,030	(15)	58,714

Diluted	54,749		5,030	(15)	59,779

Basic earnings per common share from continuing operations	$0.37				0.31

Diluted earnings per common share from continuing operations	$0.36				0.31

See accompanying notes to unaudited pro forma condensed combined financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (NOTE A)

YEAR ENDED DECEMBER 31, 2003

	Forest Historical	Unocal Acquisition Historical	Wiser Acquisition Historical	Unocal Pro Forma Adjustments (Notes B and D)		Wiser Pro Forma Adjustments (Notes C and D)		Pro Forma Combined Forest
	(In Thousands)
Revenue:
Oil and gas sales:
Natural gas	$439,700	123,778	44,472	—		—		607,950
Oil, condensate and natural gas liquids	215,493	36,903	62,874	—		—		315,270

Total oil and gas sales	655,193	160,681	107,346	—		—		923,220
Processing income, net	1,985	—	—	—		—		1,985

Total revenue	657,178	160,681	107,346	—		—		925,205
Operating expenses:
Oil and gas production	154,170	29,516	30,555	—		—		214,241
Exploration	—	—	13,449	—		(13,449	)(7)	—
General and administrative	36,322	—	10,435	—		(2,609	)(8)	44,148
Depreciation and depletion	234,822	—	37,100	51,044	(1)	(4,921	)(9)	318,045
Impairment of oil and gas properties	16,910	—	24,750	—		(24,750	)(10)	16,910
Accretion of asset retirement obligation	13,785	—	954	2,732	(2)	—		17,471
Gain on sales of properties	—	—	(3,056)	—		3,056	(11)	—

Total operating expenses	456,009	29,516	114,187	53,776		(42,673)		610,815

Earnings from operations	201,169	131,165	(6,841)	(53,776)		42,673		314,390
Other income and expense:
Other expense, net	6,964	—	12,526	—		—		19,490
Interest expense	49,341	—	14,517	1,948	(3)	1,742	(12)	67,548

Total other income and expense	56,305	—	27,043	1,948		1,742		87,038

Earnings before income taxes, discontinued operations and cumulative effect of change in accounting principle	144,864	131,165	(33,884)	(55,724)		40,931		227,352
Income tax (benefit) expense:
Current	693	—	—	—		—		693
Deferred	53,943	—	(8,239)	28,668	(4)	10,917	(13)	85,289

	54,636	—	(8,239)	28,668		10,917		85,982

Earnings from continuing operations	$90,228	131,165	(25,645)	(84,392)		30,014		141,370

Weighted average number of common shares outstanding:
Basic	49,450			5,123	(15)	5,030	(15)	59,603

Diluted	50,353			5,123	(15)	5,030	(15)	60,506

Basic earnings per common share from continuing operations	$1.82							2.37

Diluted earnings per common share from continuing operations	$1.79							2.34

See accompanying notes to unaudited pro forma condensed combined financial statements.

FOREST OIL CORPORATION

Notes To Unaudited Pro Forma Condensed Combined Financial Statements

March 31, 2004

A.    Basis Of Presentation

        The accompanying unaudited pro forma condensed combined balance sheet gives effect to the Wiser Acquisition and a common stock offering completed in the second quarter of 2004 as if those transactions occurred on March 31, 2004 with pro forma adjustments to give effect to the purchase accounting for the acquisition and the application of the net proceeds from the common stock offering. The unaudited pro forma condensed combined balance sheet should be read in conjunction with the historical financial statements and related notes of Forest.

        The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2004 gives effect to the Wiser Acquisition and the common stock offering completed in the second quarter of 2004 as if those transactions occurred as of January 1, 2004. The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 gives effect to the acquisition of the Acquired Properties from Unocal, the Wiser Acquisition and the two common stock offerings, as if those transactions occurred as of January 1, 2003. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred on the dates indicated. These unaudited pro forma statements of operations should be read in conjunction with the historical financial statements and related notes of Forest, Wiser and the Acquired Properties.

B.    Acquisition of Unocal Properties

        On October 31, 2003, Forest acquired certain oil and natural gas properties in South Louisiana and offshore Gulf of Mexico from Unocal for total cash consideration of approximately $207 million.

(1)
Adjustment to reflect combined depletion, depreciation and amortization expense based on the portion of the purchase price allocated to proved oil and gas properties and based on estimates of proved reserves of the Acquired Properties as of January 1, 2003.

(2)
Adjustment to reflect accretion expense for the asset retirement obligation related to the Acquired Properties.

(3)
Adjustment to reflect interest expense associated with the debt incurred in connection with the acquisition of the Acquired Properties net of reduced interest expense resulting from the application of the proceeds from the common stock offering completed in October 2003.

(4)
Adjustment to reflect provision for income taxes resulting from pro forma income before income taxes assuming an effective tax rate of 38%.

C.    Acquisition of The Wiser Oil Company

        On June 25, 2004 Forest acquired all of the common stock of Wiser for total cash consideration of approximately $171 million.

(5)
A reconciliation of the total consideration to the assets acquired and liabilities assumed is as follows:

(In Thousands)
Assets Acquired:
Cash and cash equivalents	$3,220
Accounts receivable	23,688
Other current assets	2,281
Oil and gas assets	349,013
Administrative assets	450
Goodwill	64,357
Liabilities Assumed:
Accounts payable	(33,152)
Accrued interest	(1,549)
Derivative instruments	(8,028)
Other current liabilities	(1,157)
Long-term debt	(163,325)
Asset retirement obligation	(7,997)
Other liabilities	(3,061)
Deferred income taxes	(53,552)

Cash consideration paid	$171,188

(6)
Adjustment to record borrowings under Forest's credit facility utilized to fund the Wiser Acquisition.

(7)
Adjustment to capitalize Wiser exploration expense in accordance with the full cost method of accounting for oil and gas activities. Exploration activities are capitalized under the full cost method.

(8)
Adjustment to capitalize a portion of general and administrative expense pursuant to the full cost method of accounting for oil and gas activities.

(9)
Adjustment to reflect combined depletion, depreciation and amortization expense based on the portion of the purchase price allocated to proved oil and gas properties and based on estimates of proved reserves of the acquired properties as of the beginning of each period presented.

(10)
Adjustment to reverse impairment of individual oil and gas properties. Forest uses the full cost method of accounting for oil and gas properties and under the full cost method impairments are not recognized on individual properties.

(11)
Adjustment to eliminate the Wiser gain on sales of properties in accordance with the full cost method of accounting for oil and gas properties. Proceeds from property sales are recorded directly to the full cost pool under the full cost method.

(12)
Adjustment to reflect interest expense associated with the debt incurred in connection with the Wiser Acquisition, net of reduced interest expense resulting from the application of the proceeds from the common stock offering completed in the second quarter of 2004.

(13)
Adjustment to reflect provision for income taxes resulting from pro forma income before income taxes assuming an effective tax rate of 38%.

D.    2003 and 2004 Common Stock Offerings

        In October 2003 Forest issued 5,123,000 shares of common stock at a price of $23.10 per share. Net proceeds from this offering were approximately $112.6 million after deducting underwriting discounts and commissions and estimated offering expenses. Forest initially used the net proceeds from the offering to repay debt outstanding under its credit facility.

        In June 2004, Forest issued 5,030,000 shares of common stock at a price of $24.40 per share. Net proceeds from this offering were approximately $117.4 million after deducting underwriting discounts and commissions and estimated offering expenses. Forest initially used the proceeds from the offering to repay debt outstanding under its credit facility.

(14)
Adjustment to reflect the issuance of common stock in June 2004 and application of the resulting net proceeds to reduce debt outstanding under Forest's credit facility.

(15)
Adjustment to increase the weighted average shares outstanding for the common stock issued in October 2003 or June 2004, as applicable.

E.    Subsequent Events

        In July 2004, Forest utilized borrowings under its credit facility to repay the Wiser bank debt. The Wiser credit facility was terminated.

        Also in July 2004, Forest issued $125 million principal amount of 8% notes due 2011. The notes were issued at a premium of 107.75%. Net proceeds from this issuance were approximately $133.2 million after deducting underwriting commissions and estimated offering expenses. Forest used the net proceeds from this offering to repay borrowings under its credit facility.

        On July 30, 2004 Forest redeemed the Wiser 9 1/2% Notes using borrowings under its credit facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: August 5, 2004	By	/s/ JOAN C. SONNEN Joan C. Sonnen Vice President—Controller and Chief Accounting Officer

3

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
INDEX TO FINANCIAL STATEMENTS
THE WISER OIL COMPANY CONSOLIDATED BALANCE SHEETS (Unaudited)
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY For the Three Months Ended March 31, 2004
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
THE WISER OIL COMPANY
Report of Independent Auditors
Report of Independent Public Accountants
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF INCOME For the Years Ended December 31, 2003, 2002 and 2001
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME For the Years Ended December 31, 2003, 2002 and 2001
THE WISER OIL COMPANY CONSOLIDATED BALANCE SHEETS December 31, 2003 and 2002
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY For the Years Ended December 31, 2003, 2002 and 2001
THE WISER OIL COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2003, 2002 and 2001
THE WISER OIL COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2003, 2002 and 2001
THE WISER OIL COMPANY Supplemental Financial Information For the years ended December 31, 2003, 2002 and 2001 (Unaudited)
FOREST OIL CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOREST OIL CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOREST OIL CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (NOTE A) MARCH 31, 2004
FOREST OIL CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (NOTE A) THREE MONTHS ENDED MARCH 31, 2004
FOREST OIL CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (NOTE A) YEAR ENDED DECEMBER 31, 2003
FOREST OIL CORPORATION Notes To Unaudited Pro Forma Condensed Combined Financial Statements March 31, 2004
SIGNATURES